As filed with the Securities and Exchange Commission on October __, 2007 (Registration No. 333- _______)

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JUMA TECHNOLOGY, CORP.
(Name of Small Business Issuer in its charter)

Delaware	4813	68-0605151
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

JUMA TECHNOLOGY, CORP.
154 Toledo Street
Farmingdale, NY 11735
(631) 300-1000
(Address and Telephone Number of
Principal Executive Offices and Principal Place of Business)

David Giangano, Chief Executive Officer
154 Toledo Street
Farmingdale, NY 11735
(631) 300-1000
(Name, address and telephone number of
Agent for service)

Copy of All Communications to:
Arthur S. Marcus, Esq.
John H. Riley, Esq.
Gersten Savage LLP
600 Lexington Avenue - 9th Floor
New York, New York 10022

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following. ☐

Title of Each Class of Securities to Be Registered	Number of Shares to Be Registered	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock(3)	10,000,000	$1.28	12,800,000	$1,754.00
Common Stock(2)(4)	10,000,000	$1.35	13,500,000	$1,849.00
Common Stock(2)(5)	3,333,334	$1.35	4,500,000	$616.50
Common Stock(2)(6)	3,333,334	$1.35	4,500,000	$616.50
Total	26,666,668		35,300,000	$4,836.00

(1)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the closing price reported on the OTC Bulletin Board on October 19, 2007.

(2)
In accordance with Rule 457(g), the registration fee for these shares is calculated based upon a price which represents the highest of: (i) the price at which the warrants may be exercised; (ii) the offering price of securities of the same class included in this registration statement; or (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).

(3)
Certain of the shares of our common stock being registered hereunder are being registered for resale by certain of the selling security holders named in the prospectus upon conversion of outstanding shares of Series A Convertible Preferred Stock.

The number of shares of registrant’s common stock to be registered hereunder is based upon registrant’s commitment to the selling security holder to register such number of shares of common stock equal to one hundred twenty percent (120%) of the number of shares of common stock as shall from time to time be sufficient to effect (a) the entire conversion of the shares of Series A Convertible Preferred Stock described above or (b) the exercise of the warrants described below. In light of the foregoing and in accordance with Rule 416(a), the registrant is registering an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe will be issuable upon conversion of the Series A Convertible Preferred Stock and upon the exercise of warrants to account for anti-dilution and price protection adjustments. Should a decrease in the exercise price as a result of an issuance or sale of shares below the then current conversion or exercise price, as applicable, result in our having insufficient shares, we will not rely upon Rule 416, but will file new registration statement to cover the resale of such additional shares should that become necessary.

(4)
Represents shares of our common stock issuable upon the exercise of outstanding Series A five-year warrants. The exercise price of the warrants is $.90. As set forth above, in accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5)
Represents shares of our common stock issuable upon the exercise of outstanding Series B five-year warrants. The exercise price of the warrants is $1.35. As set forth above, in accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions..

(6)
Represents shares of our common stock issuable upon the exercise of outstanding Series C one-year warrants. The exercise price of the warrants is $.90. As set forth above, in accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

i

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

JUMA TECHNOLOGY CORP.
26,666,668 SHARES OF COMMON STOCK

Subject to Completion, Dated October 25, 2007

This prospectus relates to the resale of up to 26,666,668 shares of our common stock, par value $.0001 per share, by Vision Opportunity Master Fund, Ltd., the selling security holder named in this prospectus. All of such shares of common stock are either (a) issuable upon conversion of currently outstanding shares of Series A Convertible Preferred Stock or (b) issuable upon exercise of currently outstanding warrants to purchase shares of common stock. These securities were issued under a Note and Warrant Purchase Agreement dated as of August 16, 2007 between the Company and Vision Opportunity Master Fund, Ltd. Please refer to “SELLING SECURITY HOLDERS” beginning on page 56. We are not selling any shares of common stock in this offering and, as a result, will not receive any proceeds from this offering. However, upon the exercise of common stock purchase warrants, we will receive the proceeds from such exercise if payment is made in cash.

The selling security holder is offering for sale from time to time shares of our common stock at prices established on the Over-the-Counter Bulletin Board during the term of this offering, or as otherwise described in “PLAN OF DISTRIBUTION.” Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “JUMT.OB.” On October 19, 2007, the last reported sale price of our common stock was $1.28. This price will fluctuate based on the demand for the shares of our common stock.

The selling security holder and any participating broker-dealers are “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933. The selling security holder has informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock. We agree to pay the expenses of registering the foregoing shares of our common stock; these expenses are estimated to be $54,836.00.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is: October 25, 2007

You should rely only on the information contained in this prospectus and the information we have referred you to. We have not authorized any person to provide you with any information that is different.

PROSPECTUS SUMMARY

The following summary highlights some of the information in this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “RISK FACTORS” and our financial statements and the notes accompanying the financial statements appearing elsewhere in this prospectus. Unless otherwise specifically noted, the term “Company” includes Juma Technology Corp. (“Juma”) and Juma’s three subsidiaries, AGN Networks, Inc., Juma Acquisition (ATI) Corp., and Juma Technology, LLC.

Our Company and its Business

We are a highly specialized convergence systems integrator with a complete suite of services for the implementation and management of an entities data, voice and video requirements. We are focused on providing converged communications solutions for voice, data and video network implementations for various vertical markets with an emphasis in driving long term professional services engagements, maintenance, monitoring and management contracts. The Company utilizes several different technologies in order to provide its expertise and solutions to clients across a broad spectrum of business-critical requirements, regardless of the objectives. Juma integrates high-speed network routers and high-capacity data switches from the industry’s leading manufacturers and deploys what it believes are best-of-breed communications solutions with a full range of managed services for its clients. Management believes that the Company is a complete solution source, enhancing the abilities of an organization’s technical staff and increasing the reliability and functionality of clients’ Information Technology (“IT”) environments.

Corporate Background and information

Background

Edmonds 4, Inc. was formed as a Delaware corporation on August 19, 2004 for the purpose of finding a suitable business in which to invest. On March 25, 2005, pursuant to the terms of a Stock Purchase Agreement, Glen Landry purchased 100,000 shares pre-split of the issued and outstanding common stock of Edmonds 4, Inc. from Richard Neussler, the sole officer, director and stockholder of the Company. At such time Glen Landry was appointed as the President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors.

As a result of this change in control, Edmonds 4, Inc. changed its business plan to the production of cosmetics and creams. On April 8, 2005, the certificate of incorporation was amended to change the name of the Company to Elite Cosmetics, Inc., to better reflect the business plan. On March 2, 2006, the certificate of incorporation was amended to change the name of the Company to X and O Cosmetics, Inc. (“XO”). Immediately prior to the reverse merger described in the following paragraph, XO had two employees, and was controlled by Glen Landry. Mr. Landry beneficially owned 99% of the outstanding stock of XO and was also an officer and director. XO had no income from operations and had a substantial accumulated deficit.

Reverse Merger

On November 14, 2006, XO consummated an agreement with Juma Technology, LLC, pursuant to which XO acquired 100% of Juma Technology LLC’s member interests in exchange for 33,250,731 shares of our common stock (the “Reverse Merger”). The transaction was treated for accounting purposes as a recapitalization by Juma Technology LLC as the accounting acquirer. As part of the Reverse Merger, our former officer and director, Glen Landry returned 251,475,731 of his shares of common stock back to treasury, so that following the transaction there were 41,535,000 shares of common stock issued and outstanding.

On January 28, 2007, XO changed its name to Juma Technology Corp.

The Company carries on Juma Technology LLC’s business, as described in this prospectus; see “BUSINESS.” The Company has relocated its principal executive offices to 154 Toledo Street, Farmingdale, NY 11735 and telephone number to (631) 300-1000.

Recent Financing Activities

On August 16, 2007, the Company signed a $5,000,000, 6% convertible promissory note with Vision Opportunity Master Fund, Ltd. Interest on the note was due quarterly and matured within six months. The note also carried a mandatory conversion option which called for conversion of the note into Convertible Preferred Stock once the Company is approved to issue preferred stock. The conversion price for this mandatory conversion was $0.60 per share. The Convertible Preferred stock issuable upon such conversion was convertible into common stock of the Company at a 1:1 ratio and carries a 6% dividend. The Company also issued Series A, Series B, and Series C warrants to Vision Opportunity Master Fund, Ltd. A potential future investment at the option of the holder was also provided for by this financing.

The sale of the note and warrants was made in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended.

The gross proceeds to the Company were $5,000,000, and the net proceeds to the Company were approximately $4,750,000. The Company intends that the proceeds from sale of the note and warrants will be used for working capital.

After the Company entered into the note and warrant purchase agreement, the stockholders of the Company approved the amendment of the Company’s certificate of incorporation, authorizing the issuance of preferred stock. The Company subsequently filed a Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock, the series of preferred stock covered by the note and warrant purchase agreement. The note has been converted into an aggregate of 8,333,333 shares of Series A Convertible Preferred Stock.

The Company and the purchaser entered into a registration rights agreement. Under this agreement, the Company is required to file a registration statement with the Securities and Exchange Commission, registering and maintaining the registration of the 26,666,668 shares of common stock underlying the previously described note, preferred stock, and the warrants. The Company is also obligated to use its best efforts to cause this registration statement to be declared effective within certain time limits. Ordinarily, this registration statement must be declared effective within 140 days following the filing date of this registration statement (or in the event the registration statement receives a “full review” by the Commission, the 160th day following the filing date). If the registration statement is not filed by October 30, 2007 or if the registration statement is not declared effective by the effective date or if certain other specified events occur, the Company is required to pay as partial liquidated damages to the holders of the securities, in registered shares of common stock or in cash, at the Company’s option, a sum equal to two percent of the holders’ initial investment in the note per month, but in no event shall the liquidated damages exceed eighteen percent of the holders’ initial investment. The filing of this registration statement covering the shares of common stock underlying the previously described securities is in partial fulfillment of the Company’s obligations under the registration rights agreement.

The Offering

Securities Being Offered	Up to 26,666,668 shares of common stock.

Initial Offering Price
The initial offering price for shares of our common stock will be determined by prevailing prices established on the Over-the-Counter Bulletin Board or as negotiated in private transactions, or as otherwise described in “PLAN OF DISTRIBUTION.”

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude when all of the 26,666,668 shares of common stock have been sold or if the continuation of the offering is no longer necessary due to the operation of the resale provisions of Rule 144 promulgated under the Securities Act of 1933.

Risk Factors	The securities offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “RISK FACTORS.”

Common Stock Issued Before Offering	44,006,450 shares of our common stock are issued and outstanding as of September 30, 2007.

Common Stock Issued

After Offering
70,673,118 shares of our common stock will be issued and outstanding after the offering. This number does not take into account (a) 6,228,750 stock options issued and outstanding under the 2006 Stock Option Plan; (b) warrants to purchase 1,218,000 shares of our common stock; and (c) 2,212,500 shares of common stock underlying certain convertible notes. Giving effect to the exercise of these options and the conversions pursuant to the convertible notes, the number of shares of common stock that will be issued after the offering would be 80,332,368 shares of common stock.

Use of Proceeds
We are not selling any shares of common stock in this offering and, as a result, will not receive any proceeds from this offering. However, upon the exercise of common stock purchase warrants, we will receive the proceeds from such exercise if payment is made in cash. The proceeds from the exercise of such warrants, if any, will be used for working capital and general corporate purposes. See “USE OF PROCEEDS.”

Summary Financial Information

The following tables set forth the summary financial information for the Company. You should read this information together with the financial statements and the notes thereto appearing elsewhere in this prospectus and the information under “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.”

Juma Technology Corp.
Summary Financial Information

	Unaudited
	Six month ended
	June 30, 2007	2006	2005
Cash and cash equivalents	$143,446	$191,470	$16,312
Accounts receivable	3,474,581	3,990,836	1,717,754
Total current assets	4,622,820	5,176,908	3,329,046
Accounts payable	4,226,807	2,825,597	1,676,780
Total current liabilities	6,352,175	4,129,892	3,085,073
Total liabilities	8,255,149	4,503,113	3,116,134
Total stockholders’ (deficiency) equity	(2,642,117)	1,582,642	1,067,801

Revenues	6,240,064	11,063,329	7,577,591
Cost of goods sold	5,324,050	7,312,516	5,011,629
Gross margin	916,014	3,750,813	2,565,962
Operating expenses	5,549,688	4,889,569	2,378,272
(Loss) income from operations	(4,633,674)	(1,214,954)	187,690
Net (loss) income	(4,395,494)	(1,528,153)	165,073

RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this prospectus, before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. The risks described below are not the only ones we will face. If any of these risks actually occurs, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Related to Our Business

Because larger and better-financed competitors may affect our ability to operate our business and achieve profitability, our business may fail.

Management is aware of similar products and services that compete directly with our products and services and some of the companies developing these similar products and services are larger, better-financed companies that may develop products superior to ours. Many of our current and prospective competitors are larger and have greater financial resources, which could create significant competitive advantages for those companies. Our future success depends on our ability to compete effectively with our competitors. As a result, we may have difficulty competing with larger, established competitor companies. Generally, these competitors have:

•	substantially greater financial, technical and marketing resources;

•	larger customer base

•	better name recognition

•	potentially more expansive product offerings

These competitors are likely to command a larger market share, which may enable them to establish a stronger competitive position than we have, in part, through greater marketing opportunities. If we fail to address competitive developments quickly and effectively, we may not be able to remain a viable entity.

Because we depend on our key personnel, the loss of their services or the failure to attract additional highly skilled personnel could adversely affect our operations.

If we are unable to maintain our key personnel and attract new employees with high levels of expertise in those areas in which we propose to engage, without unreasonably increasing our labor costs, the execution of our business strategy may be hindered and our growth limited. We believe that our success is largely dependent on the continued employment of our senior management and the hiring of strategic key personnel at reasonable costs. We have entered into written employment agreements with David Giangano, Frances Vinci, Joseph Fuccillo, Joseph Cassano and Anthony Fernandez. Each of these agreements provides for a three-year term; however, the applicable executive may terminate such agreement on notice. We do not have “key-person” insurance on the lives of any of our key officers or management personnel to mitigate the impact to our company that the loss of any of them would cause. Specifically, the loss of any of our executive officers would disrupt our operations and divert the time and attention of our remaining officers. If any of our current senior managers were unable or unwilling to continue in his or her present position, or if we were unable to attract a sufficient number of qualified employees at reasonable rates, our business, results of operations and financial condition will be materially adversely affected.

Because our revenues are subject to fluctuations due to general economic conditions, we cannot guarantee the success of our business.

Expenditures by businesses tend to vary in cycles that reflect overall economic conditions as well as budgeting and buying patterns. Our revenue could be materially reduced by a decline in the economic prospects of businesses or the economy in general, which could alter current or prospective businesses’ spending priorities or budget cycles or extend our sales cycle. Due to such risks, you should not rely on quarter-to-quarter comparisons of our results of operations as an indicator of our future results.

If we are unable to promote and maintain our brands, our future revenue and the entire business may be adversely affected.

We believe that establishing and maintaining the brand identities of our products and services is a critical aspect of attracting and expanding a large client base. Promotion and enhancement of our branded products and services, including but not limited to Avaya, Inc., will depend largely on our success in continuing to provide high quality service. If businesses do not perceive our existing services to be of high quality, or if we introduce new services or enter into new business ventures that are not favorably received by businesses, we will risk diluting our brand identities and decreasing our attractiveness to existing and potential customers.

In order to attract and retain customers and to promote and maintain brands in response to competitive pressures, we may also have to increase substantially our financial commitment to creating and maintaining a distinct brand loyalty among our customers. If we incur significant expenses in an attempt to improve our services or to promote and maintain our brands, our profit margins could decline significantly decline. Moreover, any brand identities we establish may be diluted as a result of any inability to protect our trademarks and service marks or domain names, which could have a material adverse effect on our business, prospects, financial condition and results of operations. Similarly, should the Avaya brand cease to exist, that event would likewise have a materially adverse impact on our business, prospects, financial condition and results of operations .

If we are not able to adequately protect our proprietary rights, our operations would be negatively impacted.

We believe that our ability to compete partly depends on the superiority, uniqueness and value of our technology, including both internally developed technology and technology licensed from third parties. To protect our proprietary rights, we rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. Despite these efforts, any of the following may reduce the value of our intellectual property:

•	our applications for patents, trademarks and copyrights relating to our business may not be granted and, if granted, may be challenged or invalidated;

•	once issued, patents, trademarks and copyrights may not provide us with any competitive advantages;

•	our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology;

•	our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we develop; or

•	another party may obtain a blocking patent and we would need to either obtain a license or design around the patent in order to continue to offer the contested feature or service in our products.

In addition, we may not be able to effectively protect our intellectual property rights in certain foreign countries where we may do business in the future or from which competitors may operate.

If we are forced to litigate to defend our intellectual property rights, or to defend against claims by third parties against us relating to intellectual property rights, legal fees and court injunctions could adversely affect or end our business.

Disputes regarding the ownership of technologies are common and likely to arise in the future. We may be forced to litigate to enforce or defend our intellectual property rights, to protect our trade secrets or to determine the validity and scope of other parties’ proprietary rights. Any such litigation could be very costly and could distract our management from focusing on operating our business.

If we are later subject to claims that we have infringed the proprietary rights of others or exceeded the scope of licenses, we may be required to obtain a license or pay additional fees or change our designs or technology.

We can give no assurances that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us or that any such assertions or prosecutions will not materially adversely affect our business. Regardless of whether any such claims are valid or can be successfully asserted, defending against such claims could cause us to incur significant costs and could divert resources away from our other activities. In addition, assertion of infringement claims could result in injunctions that prevent us from distributing our products. If any claims or actions are asserted against us, we may seek to obtain a license to the intellectual property rights that are in dispute. Such a license may not be available on reasonable terms, or at all, which could force us to change our software designs or other technology.

If we expand into international markets, our inexperience outside the United States would increase the risk that our international expansion efforts will not be successful, which would in turn limit our prospects for growth.

We may explore expanding our business to other countries. Expansion into international markets requires significant management attention and financial resources. In addition, we may face the following risks associated with any expansion outside the United States:

•	challenges caused by distance, language and cultural differences;

•	legal, legislative and regulatory restrictions;

•	currency exchange rate fluctuations;

•	economic instability;

•	longer payment cycles in some countries;

•	credit risk and higher levels of payment fraud;

•	potentially adverse tax consequences; and

•	higher costs associated with doing business internationally.

These risks could harm our international expansion efforts, which would in turn harm our business prospects.

If we experience significant fluctuations in our operating results and rate of growth, our business may be harmed.

Our results of operations may fluctuate significantly due to a variety of factors, many of which are outside of our control and difficult to predict. The following are some of the factors that may affect us from period to period and may affect our long-term financial performance:

•	our ability to retain and increase revenues associated with customers and satisfy customers’ demands;

•	our ability to be profitable in the future;

•	our investments in longer-term growth opportunities;

•	challenges caused by distance, language and cultural differences;

•	legal, legislative and regulatory restrictions;

•	currency exchange rate fluctuations;

•	economic instability;

•	longer payment cycles in some countries;

•	credit risk and higher levels of payment fraud;

•	potentially adverse tax consequences; and

•	higher costs associated with doing business internationally.

•	changes to service offerings and pricing by us or our competitors;

•	changes in the terms, including pricing, of our agreements with our equipment manufacturers;

•	the effects of commercial agreements and strategic alliances and our ability to successfully integrate them into our business;

•	technical difficulties, system downtime or interruptions;

•	the effects of litigation and the timing of resolutions of disputes;

•	the amount and timing of operating costs and capital expenditures;

•	changes in governmental regulation and taxation policies;

•	changes in, or the effect of, accounting rules, on our operating results, including new rules regarding stock-based compensation.

If we do not successfully enhance existing products and services or fail to develop new products and services in a cost-effective manner to meet customer demand in the rapidly evolving market for internet and IP-based communications services, our business may fail.

The market for communications services is characterized by rapidly changing technology, evolving industry standards, changes in customer needs and frequent new service and product introductions. We are currently focused on delivering voice, data, and video services. Our future success will depend, in part, on our ability to use leading technologies effectively, to continue to develop our technical expertise, to enhance our existing services and to develop new services that meet changing customer needs on a timely and cost-effective basis. We may not be able to adapt quickly enough to changing technology, customer requirements and industry standards. If we fail to use new technologies effectively, to develop our technical expertise and new services, or to enhance existing services on a timely basis, either internally or through arrangements with third parties, our product and service offerings may fail to meet customer needs, which would adversely affect our revenues and prospects for growth.

Our services may have technological problems or may not be accepted by consumers. To the extent we pursue commercial agreements, acquisitions and/or strategic alliances to facilitate new product or service activities, the agreements, acquisitions and/or alliances may not be successful. If any of this were to occur, it could damage our reputation, limit our growth, negatively affect our operating results and harm our business.

In addition, if we are unable, for technological, legal, financial or other reasons, to adapt in a timely manner to changing market conditions or customer requirements, we could lose customers, strategic alliances and market share. Sudden changes in user and customer requirements and preferences, the frequent introduction of new products and services embodying new technologies and the emergence of new industry standards and practices could render our existing products, services and systems obsolete. The emerging nature of products and services in the technology and communications industry and their rapid evolution will require that we continually improve the performance, features and reliability of our products and services. Our success will depend, in part, on our ability to:

•	enhance our existing products and services;

•	design, develop, launch and/or license new products, services and technologies that address the increasingly sophisticated and varied needs of our current and prospective customers; and

•	respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis

The development of additional products and services and other proprietary technology involves significant technological and business risks and requires substantial expenditures and lead-time. We may be unable to use new technologies effectively. Updating our technology internally and licensing new technology from third parties may also require us to incur significant additional capital expenditures.

Because we rely on third-party suppliers for components, software, systems and related services, we are at risk of interruption of supply or increase in costs, in which events would harm our business and results of operation.

We rely on third-party suppliers for some of the hardware and software necessary for our services. Although we believe we can secure other suppliers, we expect that the deterioration or cessation of any relationship would have a material adverse effect, at least temporarily, until new relationships are satisfactorily in place.

We also run the risk of supplier price increases and component shortages. Competition for materials in short supply can be intense, and we may not be able to compete effectively against other purchasers who have higher volume requirements or more established relationships. Even if suppliers have adequate supplies of components, they may be unreliable in meeting delivery schedules, experience their own financial difficulties, provide components of inadequate quality or provide them at prices which reduce our profit. Any problems with our third-party suppliers can be expected to have a material adverse effect on our financial condition, business, results of operations and continued growth prospects.

Because we outsource certain operations, we are exposed to losses related to the failure of third-party vendors to deliver their services to us.

We do not develop and maintain all of the products and services that we offer. We offer certain of our services to our customers through various third-party service providers engaged to perform these services on our behalf. In addition, we outsource parts of our operations to third parties and may continue to explore opportunities to outsource others. Accordingly, we are dependent, in part, on the services of third-party service providers, which may raise concerns by our resellers and customers regarding our ability to control the services we offer them if certain elements are managed by another company. In the event that these service providers fail to maintain adequate levels of support, do not provide high quality service or discontinue their lines of business or cease or reduce operations, our business, operations and customer relations may be impacted negatively and we may be required to pursue replacement third-party relationships, which we may not be able to obtain on as favorable terms or at all. Although we continually evaluate our relationships with our third-party service providers and plan for contingencies if a problem should arise with a provider, transitioning services and data from one provider to another can often be a complicated and time consuming process and we cannot assure that if we need to switch from a provider we would be able to do so without significant disruptions, or at all. If we were unable to complete a transition to a new provider on a timely basis, or at all, we could be forced to either temporarily or permanently discontinue certain services which may disrupt services to our customers. Any failure to provide services would have a negative impact on our revenues.

If we experience service interruptions or other impediments to operations, our business could be significantly harmed.

Our network infrastructure and the networks of our third-party providers are vulnerable to damaging software programs, such as computer viruses and worms. Certain of these programs have disabled the ability of computers to access the Internet, requiring users to obtain technical support. Other programs have had the potential to damage or delete computer programs. The development and widespread dissemination of harmful programs has the potential to seriously disrupt Internet usage. If Internet usage is significantly disrupted for an extended period of time, or if the prevalence of these programs results in decreased residential Internet usage, our business could be materially and adversely impacted.

We depend on the security of our networks and, in part, on the security of the network infrastructures of our third party telecommunications service providers, our outsourced customer support service providers and our other vendors. Unauthorized or inappropriate access to, or use of, our network, computer systems and services could potentially jeopardize the security of confidential information, including credit card information, of our users and of other third parties. Some consumers and businesses have in the past used our network, services and brand names to perpetrate crimes and may do so in the future. Users or other third parties may assert claims of liability against us as a result of any failure by us to prevent these activities. Although we use security measures, there can be no assurance that the measures we take will be successfully implemented or will be effective in preventing these activities. Further, the security measures of our third party network providers, our outsourced customer support service providers and our other vendors may be inadequate. These activities may subject us to legal claims, may adversely impact our reputation, and may interfere with our ability to provide our services,.

Our operations and services depend on the extent to which our computer equipment and the computer equipment of our third-party network providers are protected against damage from fire, flood, earthquakes, power loss, telecommunications failures, break-ins, acts of war or terrorism and similar events. We have one technology center in the U.S., located in downtown Manhattan, which contains a significant portion of our computer and electronic equipment. This technology center hosts and manages our applications and services. Despite precautions taken by us and our third-party network providers, over which we have no control, a natural disaster or other unanticipated problem that impacts this location or our third-party providers’ networks could cause interruptions in the services that we provide. Such interruptions in our services could have a material adverse effect on our ability to provide Internet services to our subscribers and, in turn, on our business, financial condition and results of operations.

The success of our business depends on the capacity, reliability and security of our network infrastructure, including that of our third-party telecommunications providers’ networks. We may be required to expand and improve our infrastructure and/or purchase additional capacity from third-party providers to meet the needs of an increasing number of subscribers and to accommodate the expanding amount and type of information our customers communicate over the Internet. Such expansion and improvement may require substantial financial, operational and managerial resources.

If we are not able to expand or improve our network infrastructure, including acquiring additional capacity from third-party providers, to meet additional demand or changing subscriber requirements on a timely basis and at a commercially reasonable cost, or at all, and our business may fail.

We may experience increases in usage that exceed our available capacity. As a result, users may be unable to register or log on to use our services, may experience a general slow-down in their Internet connection or may be disconnected from their sessions. Inaccessibility, interruptions or other limitations on the ability of customers to access services due to excessive user demand, or any failure of our network to handle user traffic, could have a material adverse effect on our revenues. While our objective is to maintain excess capacity, our failure to expand or enhance our network infrastructure, including our ability to procure excess capacity from third-party providers, on a timely basis or to adapt to an expanding subscriber base or changing subscriber requirements could materially adversely affect our business, financial condition and results of operations.

If we engage in future acquisitions or strategic investments or mergers, we are subject to significant risks and losses related to those acquisitions.

Our long-term growth strategy includes identifying and acquiring or investing in or merging with suitable candidates on acceptable terms. In particular, over time, we may acquire or make investments in or merge with providers of product offerings that complement our business.

Acquisitions involve a number of risks and present financial, managerial and operational challenges, including:

•	diversion of management attention from running our existing business;

•	increased expenses, including travel, legal administrative and compensation expenses related to newly hired employees;

•	high employee turnover amongst the employees of the acquired company;

•	increased costs to integrate the technology, personnel, customer base and business practices of the acquired company with our own;

•	potential exposure to additional liabilities;

•	potential adverse effects on our reported operating results due to possible write-down of goodwill and other intangible assets associated with acquisitions;

•	potential disputes with sellers of acquired businesses, technologies, services or products; and

•	inability to utilize tax benefits related to operating losses incurred by acquired businesses

Moreover, performance problems with an acquired business, technology, service or product could also have a material adverse impact on our reputation as a whole. In addition, any acquired business, technology, service or product could significantly under-perform relative to our expectations, and we may not achieve the benefits we expect from our acquisitions.

For all these reasons, our pursuit of an acquisition and/or investment and/or merger strategy or any individual acquisition or investment or merger, could have a material adverse effect on our business, financial condition and results of operations.

Because director and officer liability is limited, investors may have no recourse against them personally should the business fail.

As permitted by Delaware law, our certificate of incorporation, limits the personal liability of directors to the fullest extent permitted by the provisions of Delaware Corporate Law. As a result of our charter provision and Delaware law, stockholders may have limited rights to recover against directors for breach of fiduciary duty. In addition, our certificate of incorporation does not limit our power to indemnify our directors and officers to the fullest extent permitted by law.

If we were to lose our authorization to sell products and services to New York State government agencies, our business would suffer.

Approximately twenty (20%) of our business is currently derived from our authorization to provide goods and services to New York State government agencies, local government agencies, municipalities, and educational institutions, pursuant to numerous New York State contracts. Were we to no longer be authorized to provide such goods and services to these entities our business would be adversely affected, as we would have to bid for the work as opposed to selling directly without bid. This would make the acquisition of such work much more difficult and costly.

Risks Relating to our Industry

If the market for VoIP and other communication services does not develop as anticipated, our business would be adversely affected.

The success of our VoIP service depends on growth in the number of VoIP users, which in turn depends on wider public acceptance of VoIP telephony. The VoIP communications medium is in its early stages and may not develop a broad audience. Potential new users may view VoIP as unattractive relative to traditional telephone services for a number of reasons, including the need to purchase computer headsets or the perception that the price advantage for VoIP is insufficient to justify the perceived inconvenience. Potential users may also view more familiar online communication methods, such as e-mail or instant messaging, as sufficient for their communications needs. There is no assurance that VoIP will ever achieve broad public acceptance.

Similarly, our other communications services offerings are technologically advanced and new to most users. There is a chance that potential clients will not be comfortable with including emerging technologies into their corporate infrastructure. Such reluctance would have a measurable and adverse impact on our profitability.

Because we may be subject to various government regulations, costs associated with those regulations may materially adversely affect our business.

The current regulatory environment for our services remains unclear. Our VoIP and other services are not currently subject to all of the same regulations that apply to traditional telephony. It is possible that Congress and some state legislatures may seek to impose increased fees and administrative burdens on VoIP, data, and video providers. The FCC has already required us to meet various emergency service requirements (such as “E911”) and interception or wiretapping requirements, such as the Communications Assistance for Law Enforcement Act (“CALEA”). In addition, the FCC may seek to impose other traditional telephony requirements such as disability access requirements, consumer protection requirements, number assignment and portability requirements, and other obligations, including additional obligations regarding E911 and CALEA. Such regulations could result in substantial costs depending on the technical changes required to accommodate the requirements, and any increased costs could erode our pricing advantage over competing forms of communication and may adversely affect our business.

The use of the Internet and private IP networks to provide voice, video and other forms of real-time, two-way communications services is a relatively recent development. Although the provisioning of such services is currently permitted by United States law and largely unregulated within the United States, several foreign governments have adopted laws and/or regulations that could restrict or prohibit the provisioning of voice communications services over the Internet or private IP networks. More aggressive domestic or international regulation of the Internet in general, and Internet telephony providers and services specifically, may materially and adversely affect our business, financial condition, operating results and future prospects, particularly if increased numbers of governments impose regulations restricting the use and sale of IP telephony services.

In addition to regulations addressing Internet telephony and broadband services, other regulatory issues relating to the Internet in general could affect the Company’s ability to provide services. Congress has adopted legislation that regulates certain aspects of the Internet, including online content, user privacy, taxation, liability for third-party activities and jurisdiction. In addition, a number of initiatives pending in Congress and state legislatures would prohibit or restrict advertising or sale of certain products and services on the Internet, which may have the effect of raising the cost of doing business on the Internet generally.

If there are large numbers of business failures and mergers in the communications industry, our ability to manage costs or increase our subscriber base may be adversely affected.

The intensity of competition in the communications industry has resulted in significant declines in pricing for communications services. The intensity of competition and its impact on communications pricing have caused some communications companies to experience financial difficulty. Our prospects for maintaining or further improving communications costs could be negatively affected if one or more key communications providers were to experience serious enough difficulties to impact service availability, if communications companies merge reducing the number of companies from which we purchase wholesale services, or if communications bankruptcies and mergers reduce the level of competition among communications providers.

Risk Relating to our Common Stock

Since our common stock is quoted on a service, its stock price may be subject to wide fluctuations.

Our common stock is not currently listed on any exchange; but it is authorized for quotation on the OTC Bulletin Board. Accordingly, the market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	technological innovations or new products and services by us or our competitors;

•	intellectual property disputes;

•	additions or departures of key personnel;

•	sales of our common stock;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	industry developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Because we do not expect to pay dividends in the foreseeable future, any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as our board of directors may consider relevant. If we do not pay dividends, a return on an investment in our common stock will only occur if our stock price appreciates.

Because we have become public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with Juma’s becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us. No assurance can be given that brokerage firms will, in the future, assign analysts to cover the Company or want to conduct any secondary offerings on our behalf.

Because our common stock may be deemed a “penny stock,” Investors may find it more difficult to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934. The penny stock rules apply to non-NASDAQ companies whose common stock trades at less than $5.00 per share or that have tangible net worth of less than $5.0 million ($2.0 million if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. Remaining subject to the penny stock rules for any significant period could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult to obtain accurate quotations, obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and obtain needed capital.

If there are large sales of a substantial number of shares of our common stock, our stock price may significantly decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares covered by this prospectus and shares issued upon the exercise of outstanding options and warrants, the market price of our common stock could fall. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Because our directors, executive officers and entities affiliated with them beneficially own a substantial number of shares of our common stock, they have significant control over certain major decisions on which a stockholder vote is required and they may discourage an acquisition of us.

Our executive officers, directors and affiliated persons currently beneficially own, in the aggregate, approximately 50% of our outstanding common stock. These figures do not reflect the increased percentages that the officers and directors own if they exercise any stock options that may be granted to them under employee incentive plans or if they otherwise acquire additional shares of our common stock. The interests of our current officers and directors may differ from the interests of other stockholders. As a result, these current officers, directors and affiliated persons will have significant influence over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	elect or defeat the election of our directors;

•	amend or prevent amendment of our certificate of incorporation or by-laws;

•	effect or prevent a merger, sale of assets or other corporate transaction; and

•	control the outcome of any other matter submitted to the stockholders for vote.

Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

If we raise additional funds through the issuance of equity securities, or determine in the future to register additional common stock, existing stockholders’ percentage ownership will be reduced, they will experience dilution which could substantially diminish the value of their stock and such issuance may convey rights, preferences or privileges senior to existing stockholders’ rights which could substantially diminish their rights and the value of their stock.

We may issue shares of common stock for various reasons and may grant additional stock options to employees, officers, directors and third parties. If our board determines to register for sale to the public additional shares of common stock or other debt or equity securities in any future financing or business combination, a material amount of dilution can be expected to cause the market price of the common stock to decline. One of the factors which generally effects the market price of publicly traded equity securities is the number of shares outstanding in relationship to assets, net worth, earnings or anticipated earnings. Furthermore, the public perception of future dilution can have the same effect even if actual dilution does not occur.

In order for us to obtain additional capital or complete a business combination, we may find it necessary to issue securities, including but not limited to debentures, options, warrants or shares of preferred stock, conveying rights senior to those of the holders of common stock. Those rights may include voting rights, liquidation preferences and conversion rights. To the extent senior rights are conveyed, the value of the common stock may decline.

If the registration statement with respect to which this prospectus is a part is not declared effective in a timely manner, we will be liable to pay penalties to the selling security holder.

In connection with the Company’s recently completed private placement of a $5,000,000 convertible note and warrants, the Company and the purchaser entered into a registration rights agreement. Under this agreement, the Company is required to file a registration statement with the Securities and Exchange Commission, registering and maintaining the registration of the 26,666,668 shares of common stock underlying the previously described securities. The Company is also obligated to use its best efforts to cause this registration statement to be declared effective within certain time limits. Ordinarily, this registration statement must be declared effective within 140 days following the filing date of this registration statement (or in the event the registration statement receives a “full review” by the Commission, the 160th day following the filing date). If the registration statement is not declared effective by the effective date or if certain other specified events occur, the Company is required to pay as partial liquidated damages to the holders of the securities, in registered shares of common stock or in cash, at the Company’s option, a sum equal to two percent of the holders’ initial investment in the note per month, but in no event shall the liquidated damages exceed eighteen percent of the holders’ initial investment. The filing of this registration statement covering the shares of common stock is in partial fulfillment of the Company’s obligations under the registration rights agreement. Nevertheless, if this registration statement is not declared effective within the prescribed time, the Company could be subject to the imposition of liquidated damages, which could have a material adverse effect on the Company’s business.

Because being a public company increases our administrative costs and adds other burdens to our operations, our business may be materially adversely affected.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, rules implemented by the Securities and Exchange Commission, or SEC, and new listing requirements of the NASDAQ National Market have required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These new rules and regulations could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly those serving on our audit committee.

Because we are a public reporting company, we are exposed to additional risks relating to evaluations of our internal controls over financial reporting required by section 404 of the Sarbanes-Oxley act of 2002.

As a public company, absent an available exemption, we will be required to comply with Section 404 of the Sarbanes-Oxley Act by no later than December 31, 2007. However, we cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. Furthermore, upon completion of this process, we may identify control deficiencies of varying degrees of severity that remain un-resolved. As a public company, we will be required to report, among other things, control deficiencies that constitute a “material weakness.” A “material weakness” is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. If we fail to implement the requirements of Section 404 in a timely manner, we might be subject to sanctions or investigation by regulatory agencies such as the SEC. In addition, failure to comply with Section 404 or the report by us of a material weakness may cause investors to lose confidence in our financial statements and the trading price of our common stock may decline. If we fail to remedy any material weakness, our financial statements may be inaccurate, our access to the capital markets may be restricted and the trading price of our common stock may decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and the documents incorporated by reference in this prospectus that are not purely historical facts, including statements regarding Juma’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Juma’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Juma’s actual results to differ from management’s current expectations are contained in Juma’s filings with the Securities and Exchange Commission. Juma undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling security holders. There will be no proceeds to us from the sale of shares of common stock in this offering.

We will receive the proceeds from the exercise of warrants if payment of the exercise price is made in cash. All such proceeds will be used for general corporate purposes.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock or by negotiations in private transactions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Common Stock

Our common stock is quoted on the OTC Bulletin Board under the symbol, JUMT.OB.” Our shares of common stock began being quoted on the OTC Bulletin Board effective June 14, 2007.

The following table contains information about the range of high and low bid prices for our common stock for each quarterly period indicated since our common stock began trading based upon reports of transactions on the OTC Bulletin Board.

Fiscal Quarter End	Low Bid	High Bid
June 30, 2007	$1.20	$1.60
September 30, 2007	$1.26	$1.42
December 31, 2007	$—	$—

The source of these high and low prices was the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places.

It is anticipated that the market price of our common stock will be subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market for the products we distribute, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance. On October 19, 2007, the closing bid price of our common stock as reported by the OTC Bulletin Board was $1.28 per share.

Holders of Our Common Stock

As of September 30, 2007, we have 62 stockholders of record.

Rule 144 Shares

A total of 38,285,000 shares of our common stock will become available for resale to the public after one year from the date the registration statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission, subject to the volume and trading limitations of Rule 144, as promulgated under the Securities Act of 1933. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of the company’s common stock then outstanding which, in our case, will equal approximately 440,000 shares as of the date of this prospectus; or

•	the average weekly trading volume of the company’s common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the Company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As September 30, 2007, persons who are our affiliates hold 50% of the 44,041,450 shares described above.

Stock Option Grants

As of the date of this prospectus, there are 9,659,250 options or warrants to purchase, or securities convertible into our common stock. This number does not include the warrants to purchase or securities convertible into our common stock owned by the selling security holders, whose underlying shares of common stock are covered by this prospectus.

Registration Rights

As of date of this prospectus, there are 1,212,500 shares issued and outstanding which carry piggyback registration rights. These shares were issued in relation to a private placement of the Company’s convertible notes. See Note 15 to the Financial Statements. This number does not include the shares covered by this prospectus.

Dividends and Dividend Policy

There are no restrictions in our certificate of incorporation or by-laws that prevent us from declaring dividends. The Delaware General Corporation Law, however, does prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

•	we would not be able to pay our debts as they become due in the usual course of business; or

•
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not paid any dividends on our common stock. Subject to the following paragraph, we currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future.

The holders of Series A Convertible Preferred Stock are entitled to receive, out of any assets at the time legally available therefor and as declared by the board of directors, dividends at the rate of 6% of the stated Liquidation Preference Amount ($0.60 per share, plus accrued but unpaid interest) payable quarterly commencing on the date that is 150 days after the issuance date (or, if earlier, the date of effectiveness of this registration statement) and on the last business day of each subsequent calendar quarter period. Each dividend payment may, at the Company’s option, be paid in cash or registered shares of common stock. Under its agreement with the holders of the Series A Convertible Preferred Stock, the Company may not pay any dividends unless at the time of such dividend the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series A Preferred Stock.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about our compensation plans under which shares of common stock may be issued upon the exercise of options as of December 31, 2006.

Equity Compensation Plans as of December 31, 2006

	A	B	C
Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	-

Subsequent to December 31, 2006 and as of the date of this prospectus, there are there are 6,228,750 stock options issued and outstanding under the 2006 Stock Option Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Forward-Looking Statements

Historical results and trends should not be taken as indicative of future operations. Management’s statements contained in this prospectus that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934 (the “Exchange Act”), as amended. Actual results may differ materially from those included in the forward-looking statements. The Company intends such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “prospects,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, significant restructuring and acquisition activities, and generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included herein and in the Company’s other filings with the SEC.

Information regarding market and industry statistics contained in this prospectus is included based on information available to the Company that it believes is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this prospectus. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. The Company does not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Since Juma is viewed as the accounting acquirer in connection with the Reverse Merger, the following discussion of comparative operations concerns those of Juma.

Results of Operations for the Three Months Ended June 30, 2007 and 2006

Revenues for the three months ended June 30, 2007 increased $1,134,758 or 47% to $3,528,959, compared with revenues of $2,394,201 for the three months ended June 30, 2006. The increase in revenues was predominantly due to increased sales to existing customers and sales from AGN which were not present in 2006.

Cost of goods sold for the three months ended June 30, 2007 increased $1,477,170 or 104% to $2,901,506, compared to $1,424,336 for the three months ended June 30, 2006. The increase is related to (i) the increase in sales, (ii) increase in engineers and service desk personnel and (iii) the increase in costs associated with AGN which was not present in 2006.

Gross margin for the three months ended June 30, 2007 decreased $342,412 or 35% to $627,453, compared to $969,865 for the three months ended June 30, 2006. The decrease is directly related to the increase in salaries for engineers, timing of workload and additional costs incurred in 2007 due to the acquisition of AGN.

Selling expenses increased by $296,036 or 89% to $629,552 for the three months ended June 30, 2007, compared to $333,516 for the three months ended June 30, 2006. The increase was predominantly due to (i) an increase in the sales force, (ii) an increase in revenue and the subsequent increased commissions due on those revenues and (iii) sales expenses of AGN which were not present in 2006.

Research and development expenses increased to $177,091 for the three months ended June 30, 2007. This increase is directly attributable to AGN. The Company believes that research and development costs will continue to increase due to the AGN subsidiary and the development of its platform and product offerings.

General and administrative expenses increased by $840,306 or 192% to $1,276,974 for the three months ended June 30, 2007, compared to $436,668 for the three months ended June 30, 2006. The increase was predominantly due to (i) general and administrative expenses related to AGN, (ii) salaries (due to an increase in employees and raises), (iii) a reduction in rebates, (iv) an increase in travel expenses offset by a reduction in outside services, and (v) an increase in costs associated with being a public company.

Interest expense (net) totaled $43,081 for the three months ended June 30, 2007 compared to $12,652 for the comparable period in 2006.

The Company experienced a net loss of $1,499,245 for the three months ended June 30, 2007 compared to net income of $184,989 for the comparable period in 2006. The net loss for the three months ended June 30, 2007 was predominantly due to (i) losses sustained by the AGN subsidiary ($438,934), (ii) increases in cost of goods sold, (iii) increases in selling expenses and (iv) increase in general and administrative expenses. Currently AGN does not generate any material revenues, but is does incur significant operational and development expenses that management believes will continue for the foreseeable future. The Company’s core business is experiencing growth in engineering, sales personnel and other areas in preparation of various product launches. The Company expects these costs to continue to rise until these various products are launched and revenue from the new products begins to offset the additional costs.

Results of Operations for the six Months Ended June 30, 2007 and 2006

Revenues for the six months ended June 30, 2007 increased $1,650,909 or 36% to $6,240,064, compared with revenues of $4,589,155 for the six months ended June 30, 2006. The increase in revenues was predominantly due to increased sales to existing customers and sales from AGN which were not present in 2006.

Cost of goods sold for the six months ended June 30, 2007 increased $2,586,496 or 94% to $5,324,050, compared to $2,737,554 for the six months ended June 30, 2006. The increase is related to (i) the increase increases in sales, (ii) increase in engineers and service desk personnel and (iii) the increase in costs associated with AGN which was not present in 2006.

Gross margin for the six months ended June 30, 2007 decreased $935,587 or 51% to $916,014, compared to $1,851,601 for the six months ended June 30, 2006. The decrease is directly related to the increase in salaries for engineers, timing of workload and additional costs incurred in 2007 due to the acquisition of AGN.

Selling expenses increased by $745,987 or 132% to $1,309,276 for the six months ended June 30, 2007, compared to $563,289 for the six months ended June 30, 2006. The increase was predominantly due to (i) an increase in the sales force, (ii) an increases in revenue and the subsequent increased commissions due on those revenues and (iii) sales expenses of AGN which were not present in 2006.

Research and development expenses increased to $177,091 for the six months ended June 30, 2007. This increase is directly attributable to AGN. The Company believes that research and development costs will continue to increase due to the AGN subsidiary and the development of its platform and product offerings.

General and administrative expenses increased by $1,311,169 or 149% to $2,193,062 for the six months ended June 30, 2007, compared to $881,893 for the six months ended June 30, 2006. The increase was predominantly due to (i) salaries (due to an increase in employees and raises), (ii) a reduction in rebates, (iii) an increase in professional fees primarily related to the Company’s new status as a public company, (iv) forgiveness of debt related to the AGN acquisition, (v) general and administrative expenses related to AGN offset by a reduction in bad debt expenses.

Interest expense (net) totaled $68,603 for the six months ended June 30, 2007 compared to $33,597 for the comparable period in 2006.

A benefit for income taxes of $306,783 was recorded for the six months ended June 30, 2007 compared to a provision of $3,787 for the six months ended June 30, 2006. This benefit is primarily due to a reversal of a deferred tax liability generated by a change in reporting net income for tax purposes from the cash basis to the accrual basis.

The Company experienced a net loss of $4,395,494 for the six months ended June 30, 2007 compared to net income of $369,035 for the comparable period in 2006. The net loss for the six months ended June 30, 2007 was predominantly due to the losses sustained by the AGN subsidiary of $2,434,637. Of this amount $1,870,259 is related to the impairment of the goodwill associated with the AGN acquisition. The goodwill was deemed impaired due to AGN’s limited revenue and losses incurred since inception and into the foreseeable future. In addition, the net loss is also due to (i) increases in cost of goods sold, (i) increases in selling expenses and (iii) increases in general and administrative expenses. The Company’s core business is experiencing growth in engineering, sales personnel and other areas in preparation of various product launches. The Company expects these costs to continue to rise until these various products are launched and revenue from the new products begins to offset the additional costs.

Results of Operations for the Years Ended December 31, 2006 and 2005

Revenues for the year ended December 31, 2006 increased $3,485,738 or 46% to $11,063,329, compared with revenues of $7,577,591 for the year ended December 31, 2005. The increase in revenues was predominantly due to a large project for one customer, which comprised 62% of the increased revenues over 2005, along with increased sales to current customers and the addition of new customers.

Cost of goods sold for the year ended December 31, 2006 increased $2,300,887 or 46% to $7,312,516, compared to $5,011,629 for the year ended December 31, 2005. The increase is directly related to the increase in sales.

Gross margin for the year ended December 31, 2006 increased $1,184,851 or 46% to $3,750,813, compared to $2,565,962 for the year ended December 31, 2005. The increase is directly related to the increase in sales. In addition, the gross margin percentage for the years ended December 31, 2006 and 2005 remained static at 34%.

Selling expenses increased by $176,019 or 20% to $1,060,324 for the year ended December 31, 2006, compared to $884,305 for the year ended December 31, 2005. The increase was predominantly related to increases in revenue and the subsequent increased commissions due on those revenues.

Consulting fees totaled $1,374,531 for the year ended December 31, 2006 compared to $0 for the year ended December 31, 2005. These fees relate to consulting fees paid with stock in connection with the Company’s reverse merger on November 14, 2006. Management does not believe that fees of this nature would reoccur in the future.

General and administrative expenses increased by $960,747 or 64% to $2,454,714 for the year ended December 31, 2006, compared to $1,493,967 for the year ended December 31, 2005. The increase was predominantly due to an increase in (i) salaries (due to an increase in employees and raises), (ii) travel and entertainment (due to increased sales efforts and higher revenues), (iii) bad debt expense (predominantly due to the write off of a note) and (iv) depreciation due to the increased investment in fixed assets during 2006.

Interest expense (net) totaled $76,198 for the year ended December 31, 2006 compared to $53,692 for the comparable period in 2005. The increase of $22,506 or 42% is related to increased debt during 2006 compared to 2005 and higher interest rates in 2006.

A provision for income taxes of $313,199 was recorded for the year ended December 31, 2006 compared to a benefit of $31,075 for the year ended December 31, 2005. This provision is primarily due to a change in reporting net income for tax purposes from the cash basis to the accrual basis. Management believes that a provision of this nature would not reoccur in the future.

The Company experienced a net loss of $1,528,153 for the year ended December 31, 2006 compared to net income of $165,073 for the comparable period in 2005. Had the nonrecurring consulting fees not occurred the Company would have recorded income from operations of $235,775 for the year ended December 31, 2006 compared to $187,690 for the year ended December 31, 2005, or 2% of revenue for both years. In addition, had the nonrecurring tax provision been removed from net income for the year ended December 31, 2006, net income would have been approximately $159,577 or 1% of revenue compared to $165,073 or 2% of revenue for the year ended December 31, 2005.

Liquidity and Capital Resources

As of June 30, 2007, the Company had total current assets of $4,622,820, and total current liabilities of $6,352,175, resulting in a current working capital of $(1,729,355). Also, at June 30, 2007 the Company had $143,446 in cash. Management does not believe that these amounts will be sufficient for the upcoming year, nor does it believe that the current business will be able to sustain the anticipated growth of the operations. Management will attempt to rely on external sources of capital to finance the execution of our business plan. We do not have any firm commitments to raise additional capital nor is there any assurance additional capital will be available at acceptable terms. We continue to seek additional sources of funding for working capital purposes. On February 7, 2007, the Company began offering up to $2,000,000 of Convertible Promissory Notes (“Notes”). The Notes are non-interest bearing, mature in 18 months and are convertible, at the holders option, into common stock of the Company at $1.00 per share. Each investor will also receive one-half share of common stock for each dollar of the principal amount of the Notes purchased. The Company has sold $1,725,000 in Notes. There can be no assurance that any more Notes will be sold under the previously described private placement of the Company’s securities.

On August 16, 2007, the Company entered into a note and warrant purchase agreement with Vision Opportunity Master Fund, Ltd. Under the note and warrant purchase agreement, the Company executed and delivered to Vision Opportunity Master Fund, Ltd., (a) the Company’s $5,000,000 principal amount, 6% convertible promissory note and (b) three warrants to purchase an aggregate of 13,888,889 shares of the Company’s common stock.

The sale of the note and warrants was made in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended.

The gross proceeds to the Company were $5,000,000, and the net proceeds to the Company were approximately $4,750,000. The Company anticipates that the proceeds from sale of the note and warrants will be used for working capital.

After the Company entered into the note and warrant purchase agreement, the stockholders of the Company approved the amendment of the Company’s certificate of incorporation to increase the total number of shares of the Company’s authorized capital stock to 910,000,000 shares, to consist of 900,000,000 shares of common stock, $.0001 par value per share (currently authorized), and 10,000,000 shares of preferred stock, $.0001 par value per share. The Company subsequently filed a Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock, the series of preferred stock covered by the note and warrant purchase agreement. The note has been converted into to 8,333,333 shares of Series A Convertible Preferred Stock.

The note accrued interest at 6% per annum from the date of issuance, and is payable in cash quarterly commencing on September 1, 2007 and on the first business day of each December and March until the maturity date-six months from the issuance date. The holders of the note were entitled to convert the note into shares of common stock at any time and shares of Series A Convertible Preferred Stock, promptly after filing of the Certificate of Designation. The holders of the preferred stock are also entitled to convert the preferred stock into shares of common stock at any time. Based on the initial conversion price of $.60 per share, the note has been converted into 8,333,333 shares of preferred stock; based on the same conversion price, the preferred stock is also convertible into 8,333,333 shares of common stock.

The purchaser of the note was issued three warrants in series by the Company. The Series A Warrant entitles the holder thereof to purchase 8,333,333 shares of the Company’s common stock at an exercise price of $.90 per share; the term of the Series A Warrant is five years. The Series B Warrant entitles the holder thereof to purchase 2,777,778 shares of the Company’s common stock at an exercise price of $1.35 per share; the term of the Series B Warrant is five years. The Series C Warrant entitles the holder thereof to purchase 2,777,778 shares of the Company’s common stock at an exercise price of $.90 per share; the term of the Series C Warrant is one year.

The Company and the purchaser entered into a registration rights agreement. Under this agreement, the Company is required to file a registration statement with the Securities and Exchange Commission, registering and maintaining the registration of the 26,666,668 shares of common stock underlying the previously described note, preferred stock, and the warrants. The Company is also obligated to use its best efforts to cause this registration statement to be declared effective within certain time limits. Ordinarily, this registration statement must be declared effective within 140 days following the filing date of this registration statement (or in the event the registration statement receives a “full review” by the Commission, the 160th day following the filing date). If the registration statement is not filed by October 30, 2007 or if the registration statement is not declared effective by the effective date or if certain other specified events occur, the Company is required to pay as partial liquidated damages to the holders of the securities, in registered shares of common stock or in cash, at the Company’s option, a sum equal to two percent of the holders’ initial investment in the note per month, but in no event shall the liquidated damages exceed eighteen percent of the holders’ initial investment. The filing of this registration statement covering the shares of common stock is in partial fulfillment of the Company’s obligations under the registration rights agreement.

Cash flows used from operations totaled $3,358,311 for the six months ended June 30, 2007, compared to cash provided by operations of $96,288 for the six months ended June 30, 2006. The decrease in cash flow from operations is predominantly due to the loss incurred in 2007 (predominantly due to impairment of goodwill related to the AGN acquisition), offset by (i) an increase in accounts payable and accrued expenses and (ii) a decrease in accounts receivable.

Cash flows provided by investing activities increased to $1,929,667 for the six months ended June 30, 2007 compared to cash flows used by investing activities of $133,805 for the six months ended June 30, 2006. While capital expenditures have decreased during 2007, management expects to substantially increase its investment in fixed assets during 2007. This increase will predominantly be related to the acquisition of AGN and the execution of its business plan. If the Company is unable to obtain the necessary capital to invest in fixed assets the business plan for AGN and the Company would be adversely affected.

Cash flows from financing activities increased to $1,380,620 for the six months ended June 30, 2007 compared cash flows provided by financing activities of $172,946 for the six months ended June 30, 2006. The increase was predominantly due to proceeds from convertible notes.

During March 2005, the Company obtained a $350,000 credit line that bears interest at 0.5% above the prime interest rate. The credit line requires an annual 30 day clean up provision and can be converted into a three-year term note at the bank’s discretion. At December 31, 2006, the entire amount of the credit line was outstanding and the weighted average interest rate was 8.1%. The credit line is guaranteed by certain officers of the Company. The Company is currently not in compliance with the 30 day clean up clause of the credit line. The lender has not sought to exert any of its rights pertaining to the Company’s noncompliance. The Company and the lender are currently negotiating to change several of the terms of the credit line.

The Company has two letters of credit outstanding with the same lender for a total of $41,394. Both letters of credit expire during 2007.

During May 2006, the Company issued two promissory notes for $75,000 each. Interest on these notes accrue at 2% and the notes were to mature on or before August 22, 2006 or upon receipt or gross proceeds of at least $250,000 from the sale of any debt or equity securities. During July 2006, the Company received gross proceeds of over $250,000 in debt and triggered the default interest rate of 8% and the holder of the promissory notes has extended the maturity date to December 31, 2006. The Company has not paid off the Note and is in negotiations with the lender to either extend the maturity of the note or convert the note into common stock

During July 2006, the Company sold rights to purchase shares of common stock of the Company pursuant to subscription agreements totaling $1,150,000. The subscription agreement offered shares at prices ranging from $0.16 to $0.40 per share and it was contingent on the Company completing a reverse merger into a public entity. The reverse merger was completed in November 2006. These subscription agreements were treated as loans, until November 2006 due to the fact that Juma Technology LLC could not sell common stock. Once the reverse merger was consummated the 4,250,000 shares of common stock were issued and the loans were cancelled.

Segments

The Company is active only in the segment as a highly specialized convergence systems integrator with a complete suite of services for the implementation and management of an entities data, voice and video requirements.

Impact of Inflation and Currency Fluctuations

All of the Company’s business is done in the US dollar and as such, the Company does not have any issues with currency fluctuations. Costs of sales are mainly in US dollars.

Inflation in the US where we operate would affect our operational results if we are not able to match our revenues with growing expenses caused by inflation. In this regard, if the rate of inflation causes a rise in salaries or other expenses and the market conditions don’t allow us to raise prices proportionally, it will have a negative effect on the value of our assets and on our potential profitability.

Off Balance Sheet Arrangements

As of December 31, 2006, there were no off balance sheet arrangements.

Recent Accounting Pronouncements

In February 2006, the FASB issued FASB Statement No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140” (“FASB No. 155”). FASB No. 155 amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. FASB No. 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.”

FASB No. 155:

a.	Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation

b.	Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133

c.
Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation

d.	Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives

e.
Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

FASB No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The fair value election provided for in paragraph 4(c) of FASB No. 155 may also be applied upon adoption of FASB No. 155 for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of FASB No. 155. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including financial statements for any interim period for that fiscal year. Provisions of FASB No. 155 may be applied to instruments that an entity holds at the date of adoption on an instrument-by-instrument basis.

At adoption, any difference between the total carrying amount of the individual components of the existing bifurcated hybrid financial instrument and the fair value of the combined hybrid financial instrument should be recognized as a cumulative-effect adjustment to beginning retained earnings. The cumulative-effect adjustment should be disclosed gross (that is, aggregating gain positions separate from loss positions) determined on an instrument-by-instrument basis. Prior periods should not be restated. The Company does not believe there will be any effect on the financial statements upon adopting FASB No. 155.

In March 2006, the FASB issued FASB Statement No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140” (FASB Statement No. 156”). FASB No. 156 amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. FASB No. 156 is effective for years beginning after September 15, 2006. The Company does not believe FASB No. 156 will have a material effect on the Company’s financial statements.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (FASB No. 157”). FASB No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. FASB No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice.

FASB No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company is currently reviewing the potential effect of this statement on its financial statements.

In September 2006, the FASB issued Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132R” (“FASB No. 158”). This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. The Company does not believe FASB No. 158 will have any material effect on its financial statements.

Critical Accounting Policies

Our accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which require our management to make estimates that affect the amounts of revenues, expenses, assets and liabilities reported. The following are critical accounting policies which are important to the portrayal of our financial condition and results of operations and which require some of management’s most difficult, subjective and complex judgments. The accounting for these matters involves the making of estimates based on current facts, circumstances and assumptions which could change in a manner that would materially affect management’s future estimates with respect to such matters. Accordingly, future reported financial conditions and results could differ materially from financial conditions and results reported based on management’s current estimates.

Cash Equivalents

The Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company derives revenue primarily from the sale and service of communication systems and applications. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, collectibility is reasonably assured, contractual obligations have been satisfied, and title and risk of loss have been transferred to the customer. Revenues from the sales of products that include installation services are recognized on the percentage of completion basis pursuant to the provisions of Statement of Position No. 81-1, “Accounting for Performance of Construction-type and Certain Production-type Contracts” and Accounting Research Bulletin (“ARB”) No. 45, “Long-term Construction-type Contracts”. For each contract, the Company compares the costs incurred in the course of performing such contract during a reporting period to the total estimated costs of full performance of the contract and recognizes a proportionate amount of revenue for such period. Revenue from the sales of products that include installation services is recognized at the time the products are installed, after satisfaction of all the terms and conditions of the underlying customer contract. The Company also derives revenue from maintenance services, including services provided under contracts and on a time and materials basis. Maintenance contracts typically have terms that range from one to five years. Revenue from services performed under maintenance contracts is deferred and recognized ratably over the term of the underlying customer contract or at the end of the contract, when obligations have been satisfied. For services performed on a time and materials basis, revenue is recognized upon performance of the services. The Company also earns commissions on maintenance contracts. Revenues are recognized on the commissions over the term of the related maintenance contract.

Advertising and Promotion Costs

The Company expenses advertising and promotion costs as incurred. Advertising and promotional costs totaled $52,339 and $30,341 for the year ended December 31, 2006 and 2005, respectively.

Rebates from Vendors

In November 2002, the FASB reached a consensus on EITF Issue No. 02-16 “Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor” (“EITF No. 02-16”). EITF No. 02-16 provides that cash consideration received from a vendor is presumed to be a reduction of the prices of the vendor’s products or services and should, therefore, be characterized as a reduction in cost of sales if the rebate is a payment for assets or services delivered to the vendor, the cash consideration should be characterized as revenue, or if the rebate is a reimbursement of costs incurred to sell the vendor’s products, the cash consideration should be characterized as a reduction of that cost. The Company has reported rebates totaling $404,685 and $470,467 for the year ended December 31, 2006 and 2005.

Earnings per Share

Basic earnings per share are calculated by dividing net income (loss) by the weighted average of common shares outstanding during the year. Diluted earnings per share are calculated by using the weighted average of common shares outstanding adjusted to include the potentially dilutive effect of outstanding stock options utilizing the treasury stock method. There were no potentially dilutive shares for the year ended December 31, 2005. The effect of the potentially dilutive shares for the year ended December 31, 2006 has been ignored, as their effect would be antidilutive. Total potentially dilutive shares excluded from diluted weighted shares outstanding at December 31, 2006 totaled 668,000.

Allowance for Bad Debts

Due to the quality of its customers, the Company has historically had no material bad debts. The Company has therefore not provided for an allowance for uncollectible accounts receivable.

Inventory

Inventory, which consists of finished goods, is valued at the lower of cost or market. The first-in, first-out method is used to value the inventory.

Fixed Assets

Fixed assets are recorded at cost. Maintenance, repairs and minor renewals are charged to operations as incurred. Major renewals and betterments, which substantially extend the useful life of the property, are capitalized at cost. Upon sale or other disposition of assets, the costs and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in income.

Depreciation is computed using the straight-line method based on the estimated useful lives as follows:

Years
Office equipment	5
Software	5
Vehicles	5
Furniture and fixtures	7

Leasehold improvements are depreciated over their lease terms, or useful lives if shorter. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Fair Value

The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 2006 and 2005 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded if there is uncertainty as to the realization of deferred tax assets.

Through November 14, 2006, the Company was a limited liability company and as such had elected to be taxed as a partnership for federal and state purposes. In lieu of income taxes, the members of a limited liability company are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liabilities for Federal and State income taxes have been included in the financial statements. The Company is taxed as an unincorporated business for New York City purposes.

Leased Employees

The Company leases substantially all its employees from an unrelated party. In addition to reimbursing the third party for the salaries of the leased employees, the Company is charged a service fee by the third party; such service fee is designed to cover the related employment taxes and benefits.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Research and Development Costs

Research and development costs are charged to expense as incurred. Equipment used in research and development with alternative uses is capitalized. Research and development costs include direct costs and payments for leased employees. There were no research and development cost during the year ended December 31, 2006 and 2005.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company believes that concentration with regards to accounts receivable is limited due to its customer base. The Company had uninsured cash balances at December 31, 2006 of $34,625. The Company did not have any uninsured cash balances at December 31, 2005, although, from time to time during the year, the Company’s cash balances may have exceeded the insured limits.

Reclassification

Certain amounts included in 2005 financial statements have been reclassified to conform to the 2006 presentation.

BUSINESS

Background

Edmonds 4, Inc. was formed as a Delaware corporation on August 19, 2004 for the purpose of finding a suitable business in which to invest. On March 25, 2005, pursuant to the terms of a Stock Purchase Agreement, Glen Landry purchased 100,000 shares pre-split of the issued and outstanding common stock of Edmonds 4, Inc. from Richard Neussler, the sole officer, director and stockholder of the Company. At such time Glen Landry was appointed as the President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors.

As a result of this change in control, Edmonds 4, Inc. changed its business plan to the production of cosmetics and creams. On April 8, 2005, the certificate of incorporation was amended to change the name of the Company to Elite Cosmetics, Inc., to better reflect the business plan. On March 2, 2006, the certificate of incorporation was amended to change the name of the Company to X and O Cosmetics, Inc. (“XO”). Immediately prior to the reverse merger described in the following paragraph, XO had two employees, and was controlled by Glen Landry. Mr. Landry beneficially owned 99% of the outstanding stock of XO and was also an officer and director. XO had no income from operations and had a substantial accumulated deficit.

Reverse Merger

On November 14, 2006, XO consummated an agreement with Juma Technology, LLC, pursuant to which XO acquired 100% of Juma Technology LLC’s member interests in exchange for 33,250,731 shares of our common stock (the “Reverse Merger”). The transaction was treated for accounting purposes as a recapitalization by Juma Technology LLC as the accounting acquirer.

As part of the Reverse Merger, our former officer and director, Glen Landry returned 251,475,731 of his shares of common stock back to treasury, so that following the transaction there were 41,535,000 shares of common stock issued and outstanding.

On January 28, 2007, XO changed its name to Juma Technology Corp.

The Company has carried on Juma Technology LLC’s business, as described below.

Overview

We are a highly specialized convergence systems integrator with a complete suite of services for the implementation and management of an entities data, voice and video requirements. Juma is focused on providing converged communications solutions for voice, data and video network implementations for various vertical markets with an emphasis in driving long term professional services engagements, maintenance, monitoring and management contracts. Juma utilizes several different technologies in order to provide its expertise and solutions to clients across a broad spectrum of business-critical requirements, regardless of the objectives. Juma integrates high-speed network routers and high-capacity data switches from the industry’s leading manufacturers and deploys what it believes are best-of-breed communications solutions with a full range of managed services for its clients. Juma is a complete solution source, enhancing the abilities of an organization’s technical staff and increasing the reliability and functionality of clients’ Information Technology (“IT”) environments.

Industry and Background

Converged communications has become a major focus for IT managers. Moving communications onto Internet Protocol (“IP”) networks yields cost savings for many businesses. A company can move inter-office voice circuits onto data connections, thereby reducing the number of carrier circuits and recurring monthly fees. In addition, IP is less expensive to deploy and administer in both existing and new facilities. Reduction in the amount of cabling and the ease of being able to move personnel within facilities are two advantages of convergence.

Savings are not only limited to facilities management and network operations costs. IP telephony services are also emerging in the form of carrier services. Public Switch Telephone Network and voice T-1 lines can be migrated to deliver phone calls over IP directly through the carrier. Voice Over Internet Protocol (“VoIP”) carrier services, sometimes referred to as IP Centrex, have entered the mainstream U.S. market and are expected to grow more than five times in the next two years as new services and providers emerge.

It is Juma’s belief that the industry will realize the following growth in the near future:

•	Voice communications will continue to evolve as a network-centric application.

•
Voice applications and converged networks will continue to be the top areas of concern for IT managers for the next several years. Development of security and firewall features will emerge within voice-centric products to allow more remote network or home worker deployments.

•	Outsourcing of services, system management, and infrastructure will continue to grow.

•
Hosted telephony offers will continue to grow as traditional wire line providers begin to evolve their business models and become more IP-centric. However, these organizations will not have the knowledge and experience necessary to integrate voice, data and network security effectively for clients. Traditional wireline providers will need to rely on systems integrators to sell their communication offerings and engineer customer networks.

•
Voice equipment manufacturers will evolve away from hardware-centric solutions and become more software-based. The pace at which the communications market is moving will leave manufacturers with less time to develop and test products, thus encouraging them to adopt standardized hardware protocols and concentrate research and development efforts on the software components of their solutions.

•	The trend in workforce mobilization will continue to grow and be a driving force for converged solutions.

•
Voice and video conferencing are additional applications that are moving onto converged networks. The physical security surveillance and control markets have also been converting their systems toward network-based applications. The physical security market is considered to be adjacent to the communications market since the same facilities management staff within a company typically administers both systems.

•
Since 2004, there has been a major shift to move surveillance recordings off of VCR tape-based systems to digital video recorders. This move eliminates costly tapes and repairs to time-lapse VCR recorders. Furthermore, as the new recording systems have become computer-based, recording, managing and viewing surveillance feeds have become network applications.

Business Model and Concept

Juma believes its key competitive advantage in the converged communications services market is based upon its two strong lineages which are individually rooted in voice and data networking.

The foundation for Juma’s converged communications solutions and offerings stem from these two core and distinct practices, Voice and Data. Juma believes that unlike other communications systems integrators, Juma places special emphasis on cross training voice and data engineering staffs. Competing systems integrators lack either the breadth of data engineering knowledge or the depth in telephony and call center systems know-how. Juma’s fundamental approach ensures its ability to meet the challenges of the overall industry as it transforms itself with converged applications served by IP data networks.

Utilizing a consultative approach to sales in all of its practice areas, Juma creates opportunities by providing custom tailored solutions for its clients. This approach ensures maximum benefit to the client with minimal account turnover. Juma maintains certifications from several leading manufacturers including: Avaya, Cisco, Juniper Networks, Extreme Networks, Zeacom, Nortel, Microsoft, Novell and several others.

Juma chooses equipment and deployment methodologies from specific market-leading vendors who have common market goals and integrated product roadmaps. Juma is a Gold Level Avaya Business Partner and is one of twelve residing members of the Avaya Business Partner Council. Avaya is the former Enterprise Networks Group of Lucent Technologies. As one of the world’s largest suppliers of communications networks, Avaya is at the forefront of converged communications and customer relationship management systems.

In addition, Juma has partnered with Avaya’s most strategic communications manufacturing partners, Juniper Networks and Extreme Networks. These two companies provide underlying connectivity, data routing and security functionalities critical to Avaya’s converged network market vision. Juma is a member of each of the aforementioned companies’ Business Partner Councils and is also a Platinum Business Partner.

A key focus for Juma is to develop its reoccurring revenue lines of business. The key lines of business that generate long-term contracts with reoccurring revenue are:

•	Managed Hosted IP Telephony Service Contracts

•	Juma Maintenance Contracts

•	Juma Management and Monitoring Services Contracts

These respective services will be marketed and sold via both direct and indirect channel models. For direct sales, Juma will leverage its growing Enterprise and Small & Medium Business sales forces which offer Juma’s full line of products and services. The indirect channel will comprise resellers, distributors and agents of IP Telephony and traditional carrier services. The development of the indirect channel will provide a cost optimized sales vehicle for Juma’s advanced services and will provide “white label” opportunities for the larger indirect agents.

Managed Hosted Services Overview:

Juma offers a Managed Hosted telephony solution allowing for small to medium size business to gain the features and functionality of Fortune 500 Firms without the increased cost of purchasing a corporate Private Branch Exchange (“PBX”) and without equipment overhead and maintenance problems.

Overall Objectives:

•	Deliver 100% feature functionality of Avaya Enterprise Communication Manager to organizations of all sizes at a fixed monthly cost

•	Service includes carrier services, maintenance, management, moves and changes, and 24x7 monitoring

•	Unified Messaging links Voice, email and Fax messages into one view while maintaining control as to where each is actually stored

•
Offer flexible hosted service which allows customer to mix and match local dial tone, hosted dial tone, hosted PBX, and on-premise survivable PBX into a custom service that matches the customer’s business and technology requirements while minimizing risk.

Key Messaging

•	No purchase of corporate PBX system

•	Cost savings on carrier services

•	Industry’s first High Availability with carrier and Customer Premise Equipment based fault tolerance with Zero feature loss when running in Customer Premise Equipment survivable mode

•	One bill for all communication needs

•	All Enterprise Avaya telephony advanced features for any size company

Key Differentiators

•	Based on Enterprise Telephony platform, not Small Business focused IP Soft-switch for Centrex replacement.

•	Survivability - reliable service 24/7

•	Call Center Features and functionality

•	Extension to Cellular Technology

•	Delivery of carrier over private connection as well as Internet Virtual Private Network (“VPN”)

•	The Managed Hosted Service is directly connected (meaning Juma’s switching equipment in Juma’s data centers) to the Public Switched Telephone Network.

•	Managed Hosted Services do not require the customer to change or use their data network

•	Managed Hosted Services can use traditional digital or new IP handsets at the client premises

•
Customer can provide own local dial tone and use Managed Hosted Service to deliver those calls. This allows customers who have a contract commitment to a carrier to migrate to a Hosted IP Platform and not be subject to termination charges.

Juma will monitor, manage and provide maintenance to its customers’ communications infrastructure. Customers get state-of-the-art network monitoring systems backed by a team of certified experts. This winning combination creates a natural extension to customers’ existing IT staff and allows their internal resources to focus on what is important - running its business.

Juma employs advanced software systems to collect and report on a variety of network infrastructure conditions that could degrade the quality and availability of network and application services such as voice. The following services are included in our base offering for managing a Wide Area Network along with optional management components for Local Area Network switching and Telephony systems gear:

Service Offerings include:

•	Remote monitoring for health and availability of telephony and network infrastructure, including Avaya PBX and end-point equipment

•	Software maintenance and patch management for communications devices

•	Ongoing configuration management support

•	Break-fix support for malfunctioning equipment

•	Statistical analysis of call quality with threshold management features

•	Utilization trending of wide area network links

•	Front-line support to assist the customer with carrier-level troubleshooting

Competitive Business Conditions

Management is aware of similar products and services that compete directly with our products and services and some of the companies developing these similar products and services are larger, better-financed companies that may develop products superior to ours. Many of our current and prospective competitors, such as Carousel Industries of North America, Inc., Cross Telecom Corporation, and North American Communications Resources, Inc. are larger and have greater financial resources, which could create significant competitive advantages for those companies. Our future success depends on our ability to compete effectively with our competitors. As a result, we may have difficulty competing with larger, established competitor companies. Generally, these competitors have:

•	substantially greater financial, technical and marketing resources;

•	larger customer base

•	better name recognition

•	potentially more expansive product offerings

These competitors are likely to command a larger market share, which may enable them to establish a stronger competitive position than we have, in part, through greater marketing opportunities. If we fail to address competitive developments quickly and effectively, we may not be able to remain a viable entity.

Sources and Availability of Raw Materials

We rely on third-party suppliers, in particular Avaya, for most of the hardware and software necessary for our services. Although we believe we can secure other suppliers, we expect that the deterioration or cessation of any relationship would have a material adverse effect, at least temporarily, until new relationships are satisfactorily in place.

We also run the risk of supplier price increases and component shortages. Competition for materials in short supply can be intense, and we may not be able to compete effectively against other purchasers who have higher volume requirements or more established relationships. Even if suppliers have adequate supplies of components, they may be unreliable in meeting delivery schedules, experience their own financial difficulties, provide components of inadequate quality or provide them at prices which reduce our profit. Any problems with our third-party suppliers can be expected to have a material adverse effect on our financial condition, business, results of operations and continued growth prospects.

Dependence on Major Customers

Approximately twenty (20%) of our business is currently derived from our authorization to provide goods and services to New York State government agencies, local government agencies, municipalities, and educational institutions, pursuant to numerous New York State contracts. Were we to no longer be authorized to provide such goods and services to these entities our business would be adversely affected, as we would have to bid for the work as opposed to selling directly without bid. This would make the acquisition of such work much more difficult and costly.

Patents, Licenses, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts

As of the date of this prospectus, we do not own, legally or beneficially, any patents or trademarks. We are, however, in the process or preparing several applications for patents.

Research and Development

We did not incur any research and development expenditures for the years ended December 31, 2006 or 2005.

Existing and Probable Governmental Regulation

The current regulatory environment for our services does not impact our business operations in a significant manner. Nevertheless, the current regulatory environment for our services remains unclear. Our VoIP and other services are not currently subject to all of the same regulations that apply to traditional telephony. It is possible that Congress and some state legislatures may seek to impose increased fees and administrative burdens on VoIP, data, and video providers. The FCC has already required us to meet various emergency service requirements (such as “E911”) and interception or wiretapping requirements, such as the Communications Assistance for Law Enforcement Act (“CALEA”). In addition, the FCC may seek to impose other traditional telephony requirements such as disability access requirements, consumer protection requirements, number assignment and portability requirements, and other obligations, including additional obligations regarding E911 and CALEA. Such regulations could result in substantial costs depending on the technical changes required to accommodate the requirements, and any increased costs could erode our pricing advantage over competing forms of communication and may adversely affect our business.

Compliance with Environmental Laws

We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws.

Employees

As of October 1, 2007, Juma had 76 employees, two of these employees are part-time, all other employees are full-time. Juma also engages the services of a number of individual and corporate consultants. We believe our relations with our employees are good. None of our employees are represented by members of any labor union and we are not a party to any collective bargaining agreement.

The Company leases all of its employees from an unrelated party. In addition to reimbursing the third party for the salaries of the leased employees, the Company is charged a service fee by the third party, which is designed to cover the related employment taxes and benefits.

Properties and Facilities

The Company leases various facilities including, the Company’s Long Island headquarters and New York City office, pursuant to leasing and sublease agreements accounted for as operating leases.

The Long Island headquarters are leased from Toledo Realty LLC, whose members are made up of certain officers and employees of the Company, and thus is a related party. The Long Island headquarters are under a ten-year non-cancelable lease which expires on May 31, 2016. The Long Island headquarters consist of approximately 7,000 square feet. Among other provisions, the lease provides for monthly rental payments of $10,500 per month and includes provisions for scheduled increases to the monthly rental. In addition, the Company is required to reimburse Toledo for the real estate taxes on the building. The lease agreement also provides for two five-year lease extensions. Pursuant to the lease, the Company was required to provide a security deposit totaling $21,000. The Company has provided this deposit to Toledo.

The New York City premise is under a five-year lease which expires on November 30, 2011. The space consists of approximately 2,081 square feet with a gross annual rent of approximately $88,950.

Both of the above referenced offices have been recently renovated and management believes that the condition of each facility is excellent but the Long Island headquarters may have insufficient space in the foreseeable future.

On March 15, 2007, a subsidiary of the Company signed a lease for 3,200 square feet of office space in Deerfield Beach Florida. The lease calls for a base rent of $22.00 per square foot and expires on March 31, 2010.

On March 16, 2007, Juma signed a lease for 3,164 square feet of office space and 2,982 square feet of warehouse space in Burlington City, New Jersey. The lease calls for a base rent of $9.00 per square foot of office space and $5.00 for warehouse space plus any construction costs. The lease will have a five-year term.

LEGAL PROCEEEDINGS

We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our address for service of process in New York is 154 Toledo Street, Farmingdale, New York 11735.

MANAGEMENT

The following sets forth certain information about each of our executive officers and directors and their current positions with the Company.

Name	Age	Position(s) and Office(s) Held
David Giangano	45	Chief Executive Officer, Director
Frances Vinci	55	EVP of Professional Services, Director
Joseph Fuccillo	34	Chief Technology Officer, Director
Joseph Cassano	48	EVP of Sales, Director
Anthony Fernandez	39	Chief Financial Officer, Director

Set forth below is a brief description of the background and business experience of each of our executive officers and directors of the Company.

David Giangano - Chief Executive Officer and Director

Mr. Giangano was the founder of the Company in 2002 and has extensive experience in building strategic alliances, structuring joint ventures, and negotiating partnerships. He also brings 20 years of experience designing and developing a broad spectrum of IT solutions, including those that pertain to telecommunications systems, IT systems integration, voice and data convergence, and application development. Mr. Giangano currently holds multiple patents in disciplines ranging from data encryption to specialized data acquisition and digital signal processing applications. His technical writings have been published in NASA and IEEE (Institute of Electrical and Electronics Engineers) journals and magazines. Mr. Giangano has been with the Company since its inception in 2002. From 2000 to 2002, Mr. Giangano was the Senior Vice President of Engineering and System Services at 5B Technologies. From 1997 to 2000, Mr. Giangano founded and operated Tailored Solutions, a voice and data systems integration and consulting firm, which was acquired by 5B Technologies. Mr. Giangano earned a Bachelor of Science degree in Electrical Engineering and spent 10 years with Northrop Grumman Corporation as a Senior Design Engineer and Project Leader.

Frances Vinci -Executive Vice President of Professional Services and Director

Ms. Frances Vinci co-founded the Company in 2002 and has 20 years of experience as an Operations, Sales and Human Resources Director. Ms. Vinci initiated both the telemarketing and professional services division. Prior to 2002, Ms. Vinci was the Director of Professional services at 5B Technologies from 1999 to 2002. In that capacity, Ms. Vinci created and implemented an IT outsourcing and consulting division. From 1980 to 1999, Ms. Vinci worked at Media Communications Inc. as Vice-President of Sales & Operations, starting two divisions and contributed to the company’s revenue by turning a service based division into a profit center.

Joseph Fuccillo - Chief Technology Officer and Director

Prior to becoming the Company’s Chief Technology Officer in 2003, Mr. Fuccillo served as Senior Vice President at Xand Corporation, from 1999 to 2003, an IT hosting and managed services provider, from 1999 to 2003. During his tenure at Xand Corporation, Mr. Fuccillo was credited with building the company’s IT hosting business into a $10 million revenue unit. In 1998, Mr. Fuccillo founded Incisive Technologies, an independent IT consultancy and value added reseller that provided systems design and implementation services. From 1995 to 1998, Mr. Fuccillo led the technology team at Westcon, a major distributor of high-end network and related security products. Mr. Fuccillo began his career as a communications analyst with Orange and Rockland Utilities in 1993. He received a Bachelor of Science degree in Electrical Engineering from Manhattan College and is a certified technician in a variety of areas.

Joseph Cassano - Executive Vice President of Sales and Director

Mr. Cassano joined the Company in 2003 and brings over 25 years of experience in sales and operations in the communications industry. Mr. Cassano is responsible for the sales organization at the Company, designed to partner with customers to help them build the high-performance communications solution required to handle emerging business applications. From 2000 to 2003, Mr. Cassano was the Area Vice President of Sales for Expanets of New York, Avaya’s largest and most strategic business partner. Prior to his position with Expanets, Mr. Cassano held executive level positions with market leading technology companies, including Lucent Technologies and AT&T Information Systems. Mr. Cassano started his career in 1980 with The New York Telephone Company, now known as Verizon Communications.

Anthony Fernandez, MBA, CPA - Chief Financial Officer and Director

Mr. Fernandez joined the Company in 2006 and is responsible for all financial matters related to the Company. In 2005, prior to joining the Company, Mr. Fernandez was the Director of Finance for Lexington Corporate Properties Trust where he was responsible for SEC filings, Sarbanes-Oxley compliance and audit compliance. From 2001 to 2005, Mr. Fernandez was the Corporate Controller for Register.com, Inc. Mr. Fernandez managed a $210 million portfolio, all SEC reporting and compliance, tax compliance and financial computer systems implementations. From 1998 to 2001, Mr. Fernandez was the Chief Financial Officer for 5B Technologies Company, a technology and employee staffing company. Prior to this time, Mr. Fernandez had eight years of public accounting experience with various firms. Mr. Fernandez is a Certified Public Accountant in the state of New York and obtained his MBA in accounting from Hofstra University in 1992.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual meeting of our stockholders or until removed from office in accordance with our by-laws. Mr. Giangano has served as a director of the Company since November 14, 2006. Ms. Vinci has served as a director of the Company since November 14, 2006. Mr. Fuccillo has served as a director of the Company since November 14, 2006. Mr. Cassano has served as a director of the Company since November 14, 2006. Mr. Fernandez has served as a director of the Company since November 14, 2006. On August 31, 2007 at the Company’s annual meeting of stockholders, each of the foregoing individuals was elected as a director for a term of one year.

Significant Employees

As of October 1, 2007, the Company believes that almost all employees are important to the success of the Company but the only significant individuals are the Company’s’ officers and directors referenced above.

Family Relationships

As of the date of this prospectus, there were no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

BOARD INDEPENDENCE

Standard of Independence

At this time, the Company is not subject to the requirements of a national securities exchange or an inter-dealer quotation system with respect to the need to have a majority of its directors be independent. In the absence of such requirements, the Company has elected to use the definition established by the NASDAQ independence rule which defines an “independent director” as “a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.” The definition further provides that the following relationships are considered bars to independent regardless of the board’s determination:

Employment by the Company. Employment of the director or a family member by the Company or any parent or subsidiary of the company at any time thereof during the past three years, other than family members in non-executive officer positions.

$60,000 Compensation. Acceptance by the director or a family member of any compensation from the Company or any parent or subsidiary in excess of $60,000 during any twelve month period within three years of the independence determination.

Auditor Affiliation. A director or a family member of the director, being a partner of the Company’s outside auditor or having been a partner or employee of the company’s outside auditor who worked on the Company’s audit, during the past three years.

Based on the foregoing definition, the board of directors has determined none of the current directors are “independent directors.”

Standing Committees of the Board

At this time, the Company is a small business issuer whose common stock is authorized for quotation on the Over the Counter Bulletin Board and is not subject to the requirements of a national securities exchange or an inter-dealer quotation system with respect to the establishment and maintenance of any standing committees. The Company does not currently have standing audit, nominating, and compensation committees of the board of directors.

Compensation of the Board of Directors

Directors are not paid any fees or compensation for services as members of our board of directors or any committee thereof.

Code of Ethics Disclosure

We adopted a Code of Ethics for Financial Executives, which include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of ethics was filed as an exhibit to the annual report on Form 10-KSB for the year ended December 31, 2005 and filed with the SEC on January 30, 2006.

We undertake to provide to any person without charge, upon request, a copy of such code of ethics. Such requests should be addressed to the Company at 154 Toledo Street, Farmingdale, New York 11735; attention Anthony Fernandez, CFO.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our current executive officers for each of the last two completed fiscal years.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
David Giangano	2006	116,260	-	-	-	-		-	116,260
CEO & Director	2005	92,882	-	-	-	-		-	92,882
Frances Vinci	2006	106,107	-	-	-	-		-	106,107
EVP and Director	2005	92,882	-	-	-	-		-	92,882
Joseph Fuccillo	2006	106,107	-	-	-	-		-	106,107
CTO & Director	2005	81,882	-	-	-	-		-	81,882
Joseph Cassano	2006	155,000	-	-	-	-		-	155,000
EVP & Director	2005	150,000	15,567	-	-	-		-	165,567

Employment Agreements

Described below are the employment agreements entered into with the Company by, respectively, Messrs. Giangano, Fuccillo, Cassano, and Fernandez and Ms. Vinci. Since the employment agreements contain similar provisions, only Mr. Giangano’s employment agreement will be described in detail.

David Giangano has entered into an employment agreement with the Company dated as of November 14, 2006. He was engaged to serve as the Company’s President and Chief Executive Officer. The term of the employment agreement is three years, subject to automatic renewal for successive one-year terms. Mr. Giangano’s annual base salary is $175,000. At the end of the initial term of the employment agreement, Mr. Giangano’s annual base salary will increase at the rate of fifteen percent, per annum.

Mr. Giangano shall be entitled to an annual bonus (the “Annual Bonus”)of up to: (i) one hundred percent of his then base salary in cash and (ii) two hundred percent of his then base salary in Company common stock, which may include stock options, restricted stock and/or deferred compensation, pursuant to the terms of the Company’s Executive Bonus Plan, which is a weighted formula based upon the approved budget by the Company’s board of directors and/or its compensation committee, as applicable. Under the terms of the Executive Bonus Plan, there will be three equal components to the budget, to wit: (a) sales; (b) gross profit percentage; and (c) net income. In the event that the Company successfully achieves one hundred percent to one hundred forty-nine percent of the approved budget target (whether for a, b or c, above), then Mr. Giangano shall be entitled fifty percent of his base salary, times one-third (representing equal weight for each category, a, b or c, above). In the event that the Company successfully achieves one hundred fifty percent to one hundred ninety-nine percent of the approved budget target (whether for a, b or c, above), then Mr. Giangano shall be entitled seventy-five percent of his base salary, times one-third (representing equal weight for each category, a, b or c, above). Likewise, in the event that the Company successfully achieves two hundred percent or more of the approved budget target (whether for a, b or c, above), then the Executive shall be entitled one hundred percent of his base salary, times one-third (representing equal weight for each category, a, b or c, above). In no event shall the three bonus components identified above, when combined, exceed one hundred percent of Mr. Giangano’s base salary, then in effect for the cash component of the Annual Bonus. Mr. Giangano shall at his option determine whether the cash component of the previously described Annual Bonus, if any, shall be paid in the form of cash or the issuance of Company common stock, or a combination thereof.

Mr. Giangano shall be entitled to participate in the Company’s employee compensation and other benefit programs. In addition to reimbursement for his documented reasonable expense incurred in connection with the fulfillment of his duties, Mr. Giangano shall all be entitled to an annual automobile allowance of $10,000. The Company may terminate Mr. Giangano’s employment with or without cause. If Mr. Giangano’s employment is terminated without cause or due to a change of control, then he is entitled to a severance payment equal to one year’s base salary and benefits, including any earned and/or accrued bonus, as in effect immediately prior to such termination. Mr. Giangano may terminate his employment agreement on notice.

Frances Vinci has entered into a similar employment agreement with the Company dated as of November 14, 2006. She was engaged to serve as the Company’s Executive Vice President. The term of the employment agreement is three years, subject to automatic renewal for successive one-year terms. Ms. Vinci’s annual base salary is $125,000.

Ms. Vinci shall be entitled to an Annual Bonus of up to: (i) one hundred fifty percent of her then base salary in cash and (ii) two hundred twenty-five percent of her then base salary in Company Common Stock, which may include stock options, restricted stock and/or deferred compensation, pursuant to the terms of the Company’s Executive Bonus Plan described above.

Ms. Vinci’s employment agreement contains employee benefit and termination provisions, which are similar to those contained in Mr. Giangano’s employment agreement.

Joseph Fuccillo has entered into a similar employment agreement with the Company dated as of November 14, 2006. He was engaged to serve as the Company’s Chief Technology Officer. The term of the employment agreement is three years, subject to automatic renewal for successive one-year terms. Mr. Fuccillo’s annual base salary is $165,000.

Mr. Fuccillo shall be entitled to an Annual Bonus of up to: (i) one hundred percent of his then base salary in cash and (ii) two hundred percent of his then base salary in Company Common Stock, which may include stock options, restricted stock and/or deferred compensation, pursuant to the terms of the Company’s Executive Bonus Plan described above.

Mr. Fuccillo’s employment agreement contains employee benefit and termination provisions, which are similar to those contained in Mr. Giangano’s employment agreement.

Joseph Cassano has entered into a similar employment agreement with the Company dated as of November 14, 2006. He was engaged to serve as the Company’s Executive Vice President of Sales. The term of the employment agreement is three years, subject to automatic renewal for successive one-year terms. Mr. Cassano’s annual base salary is $165,000.

Mr. Cassano shall be entitled to an Annual Bonus of up to: (i) one hundred percent of his then base salary in cash and (ii) two hundred percent of his then base salary in Company Common Stock, which may include stock options, restricted stock and/or deferred compensation, pursuant to the terms of the Company’s Executive Bonus Plan described above.

Mr. Cassano’s employment agreement contains employee benefit and termination provisions, which are similar to those contained in Mr. Giangano’s employment agreement.

Anthony Fernandez has entered into a similar employment agreement with the Company dated as of November 14, 2006. He was engaged to serve as the Company’s Chief Financial Officer. The term of the employment agreement is three years, subject to automatic renewal for successive one-year terms. Mr. Fernandez’s annual base salary is $165,000.

Mr. Fernandez shall be entitled to an Annual Bonus of up to: (i) one hundred percent of her then base salary in cash and (ii) two hundred percent of his then base salary in Company Common Stock, which may include stock options, restricted stock and/or deferred compensation, pursuant to the terms of the Company’s Executive Bonus Plan described above.

Mr. Fernandez’s employment agreement contains employee benefit and termination provisions, which are similar to those contained in Mr. Giangano’s employment agreement.

Outstanding Equity Awards at 2006 Fiscal Year end

The following table sets forth the stock options held by the named executives as of December 31, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercis-able)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David Giangano	None	None	None	n/a	n/a	None	n/a	None	n/a
Frances Vinci	None	None	None	n/a	n/a	None	n/a	None	n/a
Joseph Fuccillo	None	None	None	n/a	n/a	None	n/a	None	n/a
Joseph Cassano	None	None	None	n/a	n/a	None	n/a	None	n/a
Anthony Fernandez	None	None	None	n/a	n/a	None	n/a	None	n/a

Stock Options

We did not grant any stock options to any executive officer or director during the year ended December 31, 2006. From February 8, 2007 to March 6, 2007, the Company granted 2,255,000 stock options at exercise prices ranging from $0.50 to $1.20. Of these 2,255,000 stock options, 400,000 were granted to executive officers and directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described in the following paragraphs, none of our directors or executive officers, nor any other related person, such as a person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, or any members of the immediate family (including spouse, parents, children, step-children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the beginning of the Company’s last fiscal year or in any presently proposed transaction which, in either case, has or will materially affect us.

Prior to the Reverse Merger, throughout 2006 and 2005, the Company made interest-free advances to Toledo Realty, LLC (“Toledo”), an entity owned by David Giangano, Frances Vinci, Joseph Fuccillo, Joseph Cassano, Elizabeth D’Alesandro, Steven Harper and Paul Stavola, each of whom is either an officer or employee of the Company. The largest sum of these advances outstanding was $333,265, which was the approximate dollar amount of the related persons’ interest in the transaction. The advances were primarily used for the acquisition and improvements made to a building now owned by Toledo and leased to the Company. This loan was repaid in full by December 31, 2006.

On June 1, 2006, the Company entered into a 10-year non-cancelable lease agreement with Toledo for its Long Island headquarters. Among other provisions, the lease provides for monthly rental payments of $10,500 per month and includes provisions for scheduled increases to the monthly rental. In addition, the Company is required to reimburse Toledo for the real estate taxes on the building. The lease agreement also provides for two five-year lease extensions. Pursuant to the lease, the Company was required to provide a security deposit totaling $21,000. The Company has provided this deposit to Toledo in 2007. The approximate dollar amount involved in this transaction and the approximate dollar amount of the related persons’ interest in the transaction is approximately $911,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of September 30, 2007, our authorized capitalization was 910,000,000 shares of capital stock, consisting of 900,000,000 shares of common stock, $.0001 par value per share and 10,000,000 shares of preferred stock, $.0001 par value per share. As of September 30, 2007, there were 44,006,450 shares of our Common Stock outstanding, all of which were fully paid, non-assessable and entitled to vote. Each share of our Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

The following table sets forth, as of September 30, 2007, the number of shares of our common stock owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of our outstanding shares, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our common stock beneficially owned.

Executive Officers, Directors, and More than 5% Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class
Common	David Giangano, CEO and Director c/o Juma Technology Corp. 154 Toledo Street, Farmingdale, NY 11735	6,057,300	14%

Common	Frances Vinci, EVP and Director c/o Juma Technology Corp. 154 Toledo Street, Farmingdale, NY 11735	4,974,000	11%

Common	Joseph Fuccillo, CTO and Director c/o Juma Technology Corp. 154 Toledo Street, Farmingdale, NY 11735	6,057,300	14%

Common	Joseph Cassano, EVP and Director c/o Juma Technology Corp. 154 Toledo Street, Farmingdale, NY 11735	4,103,800	9%

Common	Anthony Fernandez, CFO and Director c/o Juma Technology Corp. 154 Toledo Street, Farmingdale, NY 11735	1,000,000	2%

Common	Mirus Opportunistic Fund c/o Julius Baer Trust Company (Cayman Ltd.) PO Box 1100 GT Windward III, Regata Office Park Grand Cayman	2,500,000	6%
Total of All Directors & Executive Officers:		22,192,400	50%

(1)
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2)	Figures may not add up due to rounding of percentages.

DESCRIPTION OF SECURITIES

General

The Company’s authorized capital stock consists of 900,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of `blank check’ preferred stock, par value $0.0001 per share.

All of the shares of our authorized capital stock, when issued for such consideration as our board of directors may determine, shall be fully paid and non-assessable.

Common Stock

As of September 30, 2007, there were 44,041,450 shares of our common stock issued and outstanding that are held by 62 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder, subject to the rights and preferences of the holders of shares of Series A-1 Convertible Preferred described below, to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The board of directors is expressly authorized to issue shares of preferred stock in one or more series, to fix the number of shares in each such series and to fix the designations and the powers and preferences of each such series.

The board of directors with respect to each such series may determine the following: (a) the number of shares constituting the series and the designation of the series; (b) the dividend rate on the shares of the series, the conditions and dates upon which dividends on such shares shall be payable, the extent, if any, to which dividends on such shares shall be cumulative, and the relative rights of preference, if any, of payment of dividends on such shares; (c) whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption of such shares, which amount may, but need not, vary according to the time and circumstances of such redemption; (d) the amount payable in respect of the shares of the series, in the event of our liquidation, dissolution or winding up, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount; (e) any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by us of the shares of the series; (f) the right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion; (g) the voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law; and (h) any other terms, conditions or provisions with respect to the series not inconsistent with our certificate of incorporation, as amended. No holder of shares of our preferred stock will, by reason of such holding have any preemptive right to subscribe to any additional issue of any stock of any class or series nor to any security convertible into such stock.

Pursuant to the above-described authorization, our board of directors has authorized 10,000,000 shares of its preferred stock to be designated as Series A Convertible Preferred Stock. The holders of the Series A Convertible Preferred Stock are entitled to receive, out of any assets at the time legally available therefor and as declared by the board of directors, dividends at the rate of 6% of the stated Liquidation Preference Amount ($.60 per share, plus accrued but unpaid interest) payable quarterly commencing on the date that is 150 days after the issuance date (or, if earlier, the date of effectiveness of this registration statement) and on the last business day of each subsequent calendar quarter period. Each dividend payment may, at the Company’s option, be paid in cash or registered shares of common stock.

In the event of the liquidation, dissolution or winding up of the affairs of the Company, the holders of shares of Series A Convertible Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, an amount equal to the $.60 per share Liquidation Preference Amount plus any accrued and unpaid dividends before any payment shall be made or any assets distributed to the holders of the common stock or any other securities junior in rank to the Series A Convertible Preferred Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount plus any accrued and unpaid dividends payable to the holders of outstanding shares of the Series A Convertible Preferred Stock and any other class of stock ranking pari passu, as to rights on liquidation, dissolution or winding up, with the Series A Convertible Preferred Stock, then all of said assets will be distributed among the holders of the Series A Convertible Preferred Stock and the other classes of stock ranking pari passu with the Series A Convertible Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

The holders of Series A Convertible Preferred Stock have certain class voting rights. For example, if the Company seeks to authorize any class of stock, which shares ranking pari passu or senior to the Series A Convertible Preferred Stock, with respect to (a) dividends or distributions or (b) the distribution of assets on liquidation, then that such proposal must be approved by a holders of a majority of the preferred stock.

The holders of the Series A Convertible Preferred Stock are entitled to convert their shares into shares of common stock at any time. Based on the initial conversion price of $.60 per share, the Series A Preferred Stock is convertible into 8,333,333 shares of common stock.

The conversion price of the Series A Convertible Preferred Stock is subject to adjustment such as if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes such other actions as would otherwise result in dilution of the holder’s securities holdings. In addition, if the Company, under certain specified circumstances, should issue shares of common stock below the conversion price of the Series A Convertible Preferred Stock the conversion price will be reduced accordingly.

The holders of the Series A Convertible Preferred Stock have agreed to restrict their ability to convert their shares and receive shares of the Company’s common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

Transfer Agent

Our transfer agent is Olde Monmouth Stock Transfer Co., Inc. The transfer agent’s address is 200 Memorial Parkway, Atlantic Highways, NJ 07716 and its telephone number is (732) 872-2727

Indemnification; Limitation of Liability; SEC Position on Indemnification

Our certificate of incorporation contains provisions relating to the limitation of liability. The certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives any improper personal benefit.

As permitted by Section 145 of the Delaware General Corporation Law, we may indemnify our directors to the fullest extent permitted by Delaware law.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SELLING SECURITY HOLDERS

We agreed to register for resale shares of common stock by the selling security holder listed below. The selling security holder obtained its shares of common stock pursuant to the Note and Warrant Purchase Agreement dated August 16, 2007 between the Company and Vision Opportunity Master Fund, Ltd.

The selling security holder may from time to time offer and sell any or all of its shares that are registered under this prospectus. All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling security holder in connection with the sale of such shares.

The following table sets forth information with respect to the maximum number of shares of common stock beneficially owned by the selling security holder named below and as adjusted to give effect to the sale of the shares offered hereby. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling security holder and we have not independently verified this information. The selling security holder is not making any representation that any shares covered by the prospectus will be offered for sale. The selling security holder may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered.

The selling security holder is not the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities. In addition, as described above, the selling security holder purchased the convertible note and warrants from us in the ordinary course of business. As the time of the purchase of the convertible note and warrants, the underlying securities of which are to be resold pursuant to this prospectus, the selling security holder had no agreement or understanding with us or with any person to distribute the common stock.

For purposes of this table, beneficial ownership is determined in accordance with SEC rules, and includes voting power and investment power with respect to shares and shares owned pursuant to warrants exercisable within 60 days. The “Number of Shares Beneficially Owned after the Offering” column assumes the sale of all shares offered.

As explained below under “Plan of Distribution,” we have agreed with the selling security holder to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement, which includes this prospectus.

Name of Selling Security Holder	Shares Beneficially Owned Prior to this Offering(1)	Total Number of Shares to Be Offered for Selling Security Holders Account(2)	Total Shares to Be Beneficially Owned upon Completion of this Offering	Percentage of Shares Beneficially Owned upon Completion of this Offering
Vision Opportunity Master Fund, Ltd.	22,222,222	26,666,668	0	0.00%
Total	22,222,222	26,666,668	0	0.00%

(1)
Adam Benowitz, Portfolio Manager of Vision Opportunity Master Fund, Ltd., has voting and dispositive power over the shares beneficially owned by Vision Opportunity Master Fund, Ltd. Mr. Benowitz disclaims beneficial ownership of the securities held by the Vision Opportunity Master Fund, Ltd. The address of Mr. Benowitz is 20 W. 55th Street, 5th floor, New York, New York, 10019. The total of 22,222,222 shares beneficially owned by the selling security holder prior to this offering consists of 8,333,333 shares beneficially owned by the selling security holder plus warrants owned by the selling security holder to purchase an aggregate of 13,888,889 shares of the Company’s common stock.

(2)
The Company has agreed with the selling security holder to register such number of shares of common stock equal to one hundred twenty percent (120%) of the number of shares of common stock as shall from time to time be sufficient to effect (a) the entire conversion of the shares of Series A Convertible Preferred Stock or (b) the exercise of the warrants. In addition, we have agreed with the selling security holder to register in accordance with Rule 416(a) an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions. The holders of the Series A Convertible Preferred Stock have agreed to restrict their ability to convert their shares and receive shares of the Company’s common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

We have been notified by the selling security holder that it is not a registered broker-dealer or an affiliate of a broker-dealer and that the selling security holder believes it is not required to register as a broker-dealer.

The selling security holder has not had any position, office, or other material relationship with the Company or any of the Company’s predecessors or affiliates within the past three years.

PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Commission;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any of these methods of sale; and

•	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended (“Securities Act”), if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law. In this regard, pursuant to SEC Rule 415, the Company has advised the selling security holders that the maximum commission or discount to be received by any NASD member or independent broker/dealer will not be greater than 8% for the sale of any securities covered by this prospectus.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling security holders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

Each of the selling security holders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling security holders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The legality of the common stock offered by this prospectus and certain legal matters in connection with the offering will be passed upon for us by Gersten Savage LLP, New York, New York.

The financial statements included in this prospectus and the registration statement have been audited by Seligson & Giannattasio, LLP, White Plains, New York, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the Company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the Company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

For further information with respect to us and the securities being offered hereby, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

Until 90 days after the date this registration statement is declared effective, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

FINANCIAL STATEMENTS

Index to Financial Statements:

Audited Financial Statements:
F-1	Report of Independent Registered Public Accounting Firm;

F-2	Balance Sheet as of December 31, 2006;

F-3	Statements of Operations for the years ended December 31, 2006 and 2005;

F-4	Statement of changes in stockholders’ equity for the years ended December 31, 2006 and 2005;

F-5	Statements of cash flows for the years ended December 31, 2006 and 2005;

F-6	Notes to Financial Statements;
Interim Unaudited Financial Statements:
F-19	Balance Sheet as of June 30, 2007 and June 30, 2006;

F-20	Statements of Operations for the three months and six months ended June 30;

F-21	Statements of cash flows for the six months ended June 30;

F-22	Notes to Interim Financial Statements;

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
Juma Technology, Corp.

We have audited the accompanying balance sheet of Juma Technology, Corp. as of December 31, 2006 and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Juma Technology, Corp as of December 31, 2006, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

Seligson & Giannattasio, LLP
White Plains, New York
March 21, 2007

Juma Technology, Corp.
Balance Sheet
December 31, 2006

ASSETS
Current assets:
Cash	$191,470
Accounts receivable	3,990,836
Inventory	262,974
Note receivable	251,041
Prepaid expenses	60,531
Prepaid purchases	369,964
Other current assets	50,092
Total current assets	5,176,908

Fixed assets, (net of accumulated depreciation of $282,388)	899,365

Other assets:
Security deposits	9,482
Total assets	$6,085,755

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Credit line	$350,000
Notes payable	155,926
Current portion of long-term debt	62,909
Accounts payable	2,825,597
Accrued expenses and taxes payable	282,460
Deferred revenue	376,304
Deferred tax liability	76,696
Total current liabilities	4,129,892

Long-term debt, net of current maturities	143,134
Deferred tax liability	230,087
Total liabilities	4,503,113

Commitments and contingencies

Stockholders’ equity
Common stock, $0.0001 par value, 900,000,000 shares authorized, 41,535,000 shares issued and outstanding	4,154
Additional paid in capital	3,505,961
Subscription receivable	(18,427)
Retained deficit	(1,909,046)
Total stockholders’ equity	1,582,642
Total liabilities and stockholders’ equity	$6,085,755

The accompanying notes are an integral part of these Financial Statements.

Juma Technology, Corp.
Statement of Operations
Year Ended December 31,

	2006	2005
Sales	$11,063,329	$7,577,591
Cost of goods sold	7,312,516	5,011,629
Gross margin	3,750,813	2,565,962

Operating expenses:
Selling	1,060,324	884,305
Consulting	1,374,531	-
General and administrative	2,454,714	1,493,967
Total operating expenses	4,889,569	2,378,272

(Loss)/income from operations	(1,138,756)	187,690

Interest income/expense, (net)	(76,198)	(53,692)

(Loss)/income before income taxes	(1,214,954)	133,998
Provision/(benefit) for income taxes	313,199	(31,075)

Net (loss)/income	$(1,528,153)	$165,073

Basic and fully diluted net (loss)/income per share	$(0.05)	$0.01
Weighted average common shares outstanding	33,938,942	26,900,000

The accompanying notes are an integral part of these Financial Statements.

Juma Technology, Corp.
Statements of Changes in the Stockholders’ Equity
Year ended December 31, 2006 and 2005

	Common Stock		Additional Paid-In	Subscription	Members’	Retained	Total
	Share	Amount	Capital	Receivable	Equity	Earnings	Equity
Balance - January 1, 2005	-	$-	$-	$-	$896,050	$-	$896,050
Capital contributions					6,678		6,678
Net income					165,073		165,073

Balance - December 31, 2005	-	-	-	-	1,067,801	-	1,067,801

Member distributions					(277,839)		(277,839)
Recapitalization due to merger	30,150,000	3,016	1,107,952		(1,170,855)		(59,887)
Stock issued for services	5,024,269	502	1,356,051				1,356,553
Warrants issued			17,978				17,978
Net income					380,893	(1,909,046)	(1,528,153)
Conversion of debt	6,360,731	636	1,005,553				1,006,189
Subscription receivable			18,427	(18,427)

Balance - December 31, 2006	41,535,000	$4,154	$3,505,961	$(18,427)	$-	$(1,909,046)	$1,582,642

The accompanying notes are an integral part of these Financial Statements.

Juma Technology Corp.
Statements of Cash Flows
Year ended December 31,

	2006	2005
Operating Activities
Net (loss)/income	$(1,528,153)	$165,073
Adjustments to reconcile net (loss)/income to net cash (used) provided by operating activities:
Depreciation	178,096	67,717
Deferred taxes	293,057	(31,075)
Cost of warrants	17,978	-
Shares issued for services	1,356,051	-
Changes in operating assets and liabilities:
Accounts receivable	(2,185,258)	(649,837)
Inventory	1,157,615	(919,379)
Other current assets	115,718	(235,886)
Prepaid expenses	(430,495)	-
Security deposit	8,183	(2,936)
Accounts payable and accrued expenses	597,032	1,692,246
Deferred revenue	246,152	-
Net cash flows (used) provided by operating activities	(174,024)	85,923

Investing Activities
Acquisition of fixed assets	(298,444)	(517,204)
Note receivable - related party	(99,890)	-
Net cash flows used by investing activities	(398,334)	(517,204)

Financing Activities
Proceeds from credit line	-	350,000
Proceeds from loan	-	100,000
Repayment of loan	(100,000)	-
Proceeds from notes payable	1,162,115	-
Distributions to members	(277,839)	6,678
Repayment of long-term debt	(36,760)	(33,440)
Net cash flows provided by financing activities	747,516	423,238

Net change in cash	175,158	(8,043)
Cash, beginning of year	16,312	24,355
Cash, end of year	$191,470	$16,312
Supplemental Cash Flow Information:
Interest paid	$69,335	$50,359
Income taxes paid	$-	$-
NONCASH INVESTING AND FINANCING ACTIVITIES
Acquisition of fixed assets through capital lease	$172,187	$-
Stock issued in conversion of notes payable	$1,006,189	$-
Stock issued for services	$1,356,051	$-

The accompanying notes are an integral part of these Financial Statements.

Juma Technology, Corp.
Notes to Financial Statements
December 31, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Juma Technology, LLC, was formed in the State of New York on July 12, 2002. It provides communication systems, applications and services to businesses, government agencies and other organizations. The product offerings include telephony systems that converge voice, data, video and other traffic across a single unified network, traditional voice communication systems, contact center infrastructure and applications in support of customer relationship management and unified communications applications.

On November 14, 2006, Juma Technology LLC consummated an agreement with X and O Cosmetics, Inc. to merge 100% of its member interests (“Reverse Merger”) in exchange for 33,250,731 shares of common stock in X and O Cosmetics, Inc. The transaction was treated for accounting purposes as a recapitalization by Juma Technology LLC as the accounting acquirer.

As part of the Reverse Merger, the former officer and director of X and O Cosmetics, Inc., Glen Landry returned 251,475,731 of his shares of common stock back to treasury, so that following the transaction there were 41,535,000 shares of common stock issued and outstanding.

On January 28, 2007, XO changed its name to Juma Technology, Corp.

Cash Equivalents

The Company considers all highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

Revenue Recognition

The Company derives revenue primarily from the sale and service of communication systems and applications. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, collectibility is reasonably assured, contractual obligations have been satisfied, and title and risk of loss have been transferred to the customer. Revenues from the sales of products that include installation services are recognized on the percentage of completion basis pursuant to the provisions of Statement of Position No. 81-1, "Accounting for Performance of Construction-type and Certain Production-type Contracts" and Accounting Research Bulletin ("ARB") No. 45, "Long-term Construction-type Contracts". For each contract, the Company compares the costs incurred in the course of performing such contract during a reporting period to the total estimated costs of full performance of the contract and recognizes a proportionate amount of revenue for such period. Revenue from the sales of products that include installation services is recognized at the time the products are installed, after satisfaction of all the terms and conditions of the underlying customer contract. The Company also derives revenue from maintenance services, including services provided under contracts and on a time and materials basis. Maintenance contracts typically have terms that range from one to five years. Revenue from services performed under maintenance contracts is deferred and recognized ratably over the term of the underlying customer contract or at the end of the contract, when obligations have been satisfied. For services performed on a time and materials basis, revenue is recognized upon performance of the services. The Company also earns commissions on maintenance contracts. Revenues are recognized on the commissions over the term of the related maintenance contract.

Juma Technology, Corp.
Notes to Financial Statements
December 31, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising and Promotion Costs

The Company expenses advertising and promotion costs as incurred. Advertising and promotional costs totaled $52,339 and $30,341 for the year ended December 31, 2006 and 2005, respectively.

Rebates from Vendors

In November 2002, the FASB reached a consensus on EITF Issue No. 02-16."Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor" ("EITF No. 02-16"). EITF No. 02-16 provides that cash consideration received from a vendor is presumed to be a reduction of the prices of the vendor's products or services and should, therefore, be characterized as a reduction in cost of sales if the rebate is a payment for assets or services delivered to the vendor, the cash consideration should be characterized as revenue, or if the rebate is a reimbursement of costs incurred to sell the vendor's products, the cash consideration should be characterized as a reduction of that cost. The Company has reported rebates totaling $404,685 and $470,467 for the year ended December 31, 2006 and 2005.

Earnings Per Share

Basic earnings per share are calculated by dividing net income (loss) by the weighted average of common shares outstanding during the year. Diluted earnings per share is calculated by using the weighted average of common shares outstanding adjusted to include the potentially dilutive effect of outstanding stock options utilizing the treasury stock method. There were no potentially dilutive shares for the year ended December 31, 2005. The effect of the potentially dilutive shares for the year ended December 31, 2006 have been ignored, as their effect would be antidilutive. Total potentially dilutive shares excluded from diluted weighted shares outstanding at December 31, 2006 totaled 668,000.

Allowance for Bad Debts

Due to the quality of its customers, the Company has historically had no material bad debts. The Company has therefore not provided for an allowance for uncollectible accounts receivable.

Inventory

Inventory, which consists of finished goods, is valued at the lower of cost or market. The first-in, first-out method is used to value the inventory.

Fixed Assets

Fixed assets are recorded at cost. Maintenance, repairs and minor renewals are charged to operations as incurred. Major renewals and betterments, which substantially extend the useful life of the property, are capitalized at cost. Upon sale or other disposition of assets, the costs and related accumulated depreciation are removed from the accounts and the resulting gain or loss, if any, is reflected in income.

Juma Technology, Corp.
Notes to Financial Statements
December 31, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Depreciation is computed using the straight-line method based on the estimated useful lives as follows:

Office equipment	5 years
Software	5 years
Vehicles	5 years
Furniture and fixtures	7 years

Leasehold improvements are depreciated over their lease terms, or useful lives if shorter. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Fair Value

The Company has a number of financial instruments, none of which are held for trading purposes. The Company estimates that the fair value of all financial instruments at December 31, 2006 and 2005, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying balance sheet. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value, and accordingly, the estimates are not necessarily indicative of the amounts that

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded if there is uncertainty as to the realization of deferred tax assets.

Through November 14, 2006, the Company was a limited liability company and as such had elected to be taxed as a partnership for federal and state purposes. In lieu of income taxes, the members of a limited liability company are taxed on their proportionate share of the Company’s taxable income. Therefore, no provision or liabilities for Federal and State income taxes have been included in the financial statements. The Company is taxed as an unincorporated business for New York City purposes.

Leased Employees

The Company leases substantially all its employees from an unrelated party. In addition to reimbursing the third party for the salaries of the leased employees, the Company is charged a service fee by the third party which is designed to cover the related employment taxes and benefits.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Juma Technology, Corp.
Notes to Financial Statements
December 31, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and Development Costs

Research and development costs are charged to expense as incurred. Equipment used in research and development with alternative uses is capitalized. Research and development costs include direct costs and payments for leased employees. There were no research and development cost during the year ended December 31, 2006 and 2005.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. The Company believes that concentration with regards to accounts receivable is limited due to its customer base. The Company had uninsured cash balances at December 31, 2006 of $34,625. The Company did not have any uninsured cash balances at December 31, 2005, although, from time to time during the year, the Company’s cash balances may have exceeded the insured limits.

Reclassification

Certain amounts included in 2005 financial statements have been reclassified to conform with the 2006 presentation.

Recent Accounting Pronouncements

In February 2006, the FASB issued FASB Statement No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140” (“FASB No. 155”). FASB No. 155 amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. FASB No. 155 resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.”

FASB No. 155:

a.	Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation

b.	Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133

c.
Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation

d.	Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives

e.
Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

Juma Technology, Corp.
Notes to Financial Statements
December 31, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

FASB No. 155 is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The fair value election provided for in paragraph 4(c) of FASB No. 155 may also be applied upon adoption of FASB No. 155 for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of FASB No. 155. Earlier adoption is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued financial statements, including financial statements for any interim period for that fiscal year. Provisions of FASB No. 155 may be applied to instruments that an entity holds at the date of adoption on an instrument-by-instrument basis.

At adoption, any difference between the total carrying amount of the individual components of the existing bifurcated hybrid financial instrument and the fair value of the combined hybrid financial instrument should be recognized as a cumulative-effect adjustment to beginning retained earnings. The cumulative-effect adjustment should be disclosed gross (that is, aggregating gain positions separate from loss positions) determined on an instrument-by-instrument basis. Prior periods should not be restated. The Company does not believe there will be any effect on the financial statements upon adopting FASB No. 155.

In March 2006, the FASB issued FASB Statement No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140” (FASB Statement No. 156”). FASB No. 156 amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. FASB No. 156 is effective for years beginning after September 15, 2006. The Company does not believe FASB No. 156 will have a material effect on the Company’s financial statements.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” (FASB No. 157”). FASB No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. FASB No. 157 applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice.

FASB No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company is currently reviewing the potential effect of this statement on its financial statements.

In September 2006, the FASB issued Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132R” (“FASB No. 158”). This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions.

Juma Technology, Corp.
Notes to Financial Statements
December 31, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. The Company does not believe FASB No. 158 will have any material effect on its financial statements.

NOTE 2 - ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:

2006
Billed	$1,083,311
Unbilled (costs in excess of billings)	2,907,525
$3,990,836

Management expects that the unbilled receivables account will be collected; therefore, no allowance for doubtful accounts has been recorded on this balance. During 2006, there were specific receivables and a note totaling $160,105 which were deemed uncollectible and have been reflected as bad debts.

NOTE 3 - NOTE RECEIVABLE

On December 15, 2006, the Company loaned $250,000 to AGN Networks, Inc. a Florida corporation (“AGN”), pursuant to the terms of a Promissory Note (the “Note”). The Note is unsecured and bears interest at the rate of 8% per annum payable to the Company on or about December 15, 2007. As of December 31, 2006, the total amount of the loan plus accrued interest was $251,041.

Subsequently, the Company acquired AGN and half of this note was forgiven. See Note 15 - Subsequent Events.

NOTE 4 - FIXED ASSETS

Fixed assets consist of the following at December 31, 2006:

Office equipment	$681,767
Furniture and fixtures	131,779
Software	171,470
Leasehold improvements	119,110
Vehicles	77,627
1,181,753
Less: Accumulated depreciation	282,388
$899,365

Depreciation expense for the year ended December 31, 2006 and 2005 totaled $178,096 and $67,717, respectively.

Juma Technology, Corp.
Notes to Financial Statements
December 31, 2006

NOTE 4 - FIXED ASSETS (continued)

Fixed assets under capital leases are comprised of $98,107 of office equipment, $19,259 of furniture and fixtures and $160,530 of software for the year ended December 31, 2006, less accumulated depreciation of $77,342 for the year ended December 31, 2006.

NOTE 5 - CREDIT LINE

During March 2005, the Company obtained a $350,000 credit line that bears interest at 0.5% above the prime interest rate. The credit line requires an annual 30 day clean up provision and can be converted into a three year term note at the bank’s discretion. At December 31, 2006 the entire amount of the credit line was outstanding and the weighted average interest rate was 7.88%. The credit line is guaranteed by certain officers of the Company. The Company is currently not in compliance with the 30 day clean up clause of the credit line. The lender has not sought to exert any of its rights pertaining to the Company’s noncompliance. The Company and the lender are currently negotiating to change several of the terms of the line.

The Company has two letters of credit outstanding with the same lender for a total of $41,394. Both letters of credit expire during 2007.

NOTE 6 - NOTES PAYABLE

During May 2006, the Company issued two promissory notes for $75,000 each. Interest on these notes accrue at 2% and the notes mature on or before August 22, 2006 or upon receipt or gross proceeds of at least $250,000 from the sale of any debt or equity securities. During July 2006, the Company received gross proceeds of over $250,000 in debt and triggered the default interest rate of 8% and the holder of the promissory notes has extended the maturity date to December 31, 2006. The Company is in negotiations with the lender to either extend the maturity of the note or convert the note into common stock.

NOTE 7 - LONG-TERM DEBT

Long-term debt consists of the following:

2006
Note payable monthly installments of $362, including interest secured by the related vehicle. Interest accrues at 11% and the note matures in 2007	$8,706
Note payable monthly installments of $326, including interest secured by the related vehicle. Interest accrues at 10% and the note matures in 2011	15,350
Capital lease obligations (Note 8)	181,987
206,043
Less: current portion	62,909
Non-current portion	$143,134

Juma Technology, Corp.
Notes to Financial Statements
December 31, 2006

NOTE 7 - LONG-TERM DEBT (continued)

Long-term debt matures as follows:

December 31,
2007	$62,909
2008	34,895
2009	39,014
2010	43,620
2011	25,605
$206,043

NOTE 8 - CAPITAL LEASE OBLIGATIONS

CIT Group

The Company leases equipment under capital lease arrangements with CIT Group. Pursuant to the lease, the lessor retains actual title to the leased property until the termination of the lease, at which time the property can be purchased for one hundred and one dollars ($101).

The lease which is dated August 24, 2004 is for telephone and computer equipment. The term of the lease is thirty-six months with monthly payments of $2,687, which is equal to the cost to amortize $86,450 over a 3-year period at an interest rate of 8.372% per annum.

Great America Leasing Corp.

The Company leases furniture under capital lease arrangements with Great America Leasing Corp. Pursuant to the lease, the lessor retains actual title to the leased property until the termination of the lease, at which time the property can be purchased for one dollar ($1).

The lease dated December 20, 2004 is for furniture for the Long Island and the New York City offices. The term of the lease is thirty-six months with monthly payments of $717, which is equal to the cost to amortize $19,259 over a 3-year period at an interest rate of 20.13% per annum.

CitiCorp Vendor Finance, Inc.

The Company leases software and computer equipment under capital lease arrangements with CitiCorp Vendor Finance, Inc. Pursuant to the lease, the lessor retains actual title to the leased property until the termination of the lease, at which time the property can be purchased for one dollar ($1).

The lease dated June 2, 2006 is for software and computer equipment for the Company. The term of the lease is sixty months with monthly payments of $3,770.69, which is equal to the cost to amortize $172,187 over a 5-year period at an interest rate of 11.32% per annum.

Juma Technology, Corp.
Notes to Financial Statements
December 31, 2006

NOTE 8 - CAPITAL LEASE OBLIGATIONS (continued)

Future minimum lease payments are as follows:

December 31,
2007	$69,075
2008	45,248
2009	45,248
2010	45,248
2011	22,625
227,444
Less: interest portion	45,457
Present value of net minimum lease payments	181,987
Less: current portion	54,204
$127,783

NOTE 9 - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes using the enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred income tax liability is comprised as follows for the year ended December 31 :

2006
Deferred tax liability:
Conversion to accrual basis tax filings	$306,783

The Company's income tax expense consists of the following for the years ended:

	December 31, 2006	December 31, 2005
Current:
Federal	$13,428	$-
State and local	6,714	-
Total	20,142	-

Deferred:
Federal	220,873	-
State and local	72,184	(31,075)
Total	293,057	(31,075)
(Benefit) provision for income taxes	$(313,199)	$(31,075)

Juma Technology, Corp.
Notes to Financial Statements
December 31, 2006

NOTE 9 - INCOME TAXES (continued)

A reconciliation of the difference between the expected income tax rate using the statutory federal tax rate and the Company’s effective rate is as follows:

	December 31,
	2006	2005
U.S. Federal income tax statutory rate	(34)%	34%
State income taxes	(8)	8
Consulting services	47	-
Conversion to accrual basis	10	-
Profit not taxed to corporation	13	-
Miscellaneous	(2)	-
LLC income not taxed federal or state	-	(19)

Effective tax rate	(26)	23%
NOTE 10 - MAJOR CUSTOMERS

Revenues to a single customer that exceed ten percent (10%) of total revenues during the year ended December 31, 2006 and 2005 are as follows:

	2006	2005
Customer A	$2,164,018
Customer B		$801,816

One customer accounted for more than 10% of the outstanding accounts receivable at December 31, 2006 and 2005.

NOTE 11 - MAJOR SUPPLIERS

The Company predominately uses one supplier to purchase their products. This supplier accounted for more than 90% of total equipment purchased during the year ended December 31, 2006 and 2005.

NOTE 12 - LEASE COMMITMENTS

The Company leases its Long Island (from a related party - see footnote 14) and New York City premises, pursuant to two sublease agreements accounted for as operating leases. The lease on the Long Island premises expires on May 31, 2016 and the New York City premises lease expires on November 30, 2011. Both premises are under a non-cancelable operating lease.

The Company also has operating leases for office equipment. The operating leases are for forty-eight months and expire December 9, 2008.

Juma Technology, Corp.
Notes to Financial Statements
December 31, 2006

NOTE 12 - LEASE COMMITMENTS (continued)

The following is a schedule of future minimum rental payments required under all operating leases:

December 31,
2007	$227,829
2008	228,985
2009	238,883
2010	245,862
2011	243,793
2012 and thereafter	690,292
$1,875,644

Equipment and facilities rental for the year ended December 31, 2006 and 2005 totaled $215,642 and $219,125, respectively.

NOTE 13 - STOCKHOLDERS’ EQUITY

On November 14, 2006, X and O Cosmetics, Inc., (“XO”) consummated an agreement with Juma Technology, LLC, pursuant to which XO acquired 100% of Juma Technology LLC’s member interests in exchange for 33,250,731 shares of our common stock (the “Reverse Merger”). The transaction was treated for accounting purposes as a recapitalization by Juma Technology LLC as the accounting acquirer.

As part of the Reverse Merger, our former officer and director, Glen Landry returned 251,475,731 of his shares of common stock back to treasury, so that following the transaction there were 41,535,000 shares of common stock issued and outstanding. The shares of our common stock issued to former members of Juma Technology, LLC may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same. In addition, all shares of common stock held by the former members of Juma Technology, LLC are generally subject to lock-up provisions that provide restrictions on the future sale of common stock by the holders for a period of one year following the issuance of said shares.

Of the 41,535,000 shares issued, 10,000 shares were issued to an employee for services and 5,024,269 shares were issued to investors and consultants for services. The shares were valued at the fair value on the date of issuance.

During July 2006, the Company sold rights to purchase shares of the Company’s common stock pursuant to subscription agreements totaling $1,150,000. The subscription agreement offered shares at prices ranging from $0.16 to $0.40 per share and it was contingent on the Company completing a reverse merger into a public entity. The reverse merger was completed in November 2007. These subscription agreements were treated as loans, until November 2007 due to the fact that Juma Technology LLC could not sell common stock. Once the reverse merger was consummated the 4,250,000 shares of common stock were issued and the loans were cancelled. The Company has a subscription receivable of $18,427 outstanding as of December 31, 2006,

During December 2006, 668,000 warrants were issued to various consultants for services. The warrants are exercisable at $0.50 per share and have a five year maturity. The Company recorded a charge for consulting fees totaling $17,978, the value of the warrants on the date of issuance which was calculated using the Black-Scholes valuation method.

Juma Technology, Corp.
Notes to Financial Statements
December 31, 2006

NOTE 14 - RELATED PARTY TRANSACTIONS

Loan Receivable

Throughout 2006 and 2005, the Company made interest-free advances to Toledo Realty, LLC (“Toledo”), an entity owned by certain officers and employees of the Company. The advances were primarily used for the acquisition and improvements made to a building now owned by Toledo and leased to the Company (see below). This loan was repaid in full by December 31, 2006.

Facilities Lease

On June 1, 2006, the Company entered into a 10 year non-cancelable lease agreement with Toledo for its Long Island headquarters. Among other provisions, the lease provides for monthly rental payments of $10,500 per month and includes provisions for scheduled increases to the monthly rental. In addition, the Company is required to reimburse Toledo for the real estate taxes on the building. The lease agreement also provides for two five year lease extensions. Pursuant to the lease, the Company was required to provide a security deposit totaling $21,000. The Company has not provided this deposit to Toledo.

NOTE 15 - SUBSEQUENT EVENTS

Convertible Promissory Notes

On February 7, 2007, the Company began offering up to $2,000,000 of Convertible Promissory Notes (“Notes”). The Notes are non-interest bearing, mature in 18 months and are convertible, at the holders option, into common stock of the Company at $1.00 per share. Each investor will also receive one-half share of common stock for each dollar of the principal amount of the Notes purchased. The Company has sold $900,000 in Notes. There can be no assurance that any more Notes will be sold under the previously described private placement of the Company’s securities.

Stock Options

On January 28, 2007 the Company adopted the 2006 Stock Option Plan of Juma Technology Corp., (the “Plan”). The Plan provides for up to 6,228,750 shares of incentive and non-qualified options that may be granted to employees, directors and certain key affiliates. Under the Plan, incentive options may be granted at not less than the fair market value on the date of grant and non-statutory options may be granted at or below fair market value. The Company wishes to utilize the Plan to attract, maintain and develop management by encouraging ownership of the Company's Common Stock by key employees, directors, and others. Options under the Plan will be either “incentive options” under Section 422A of the Internal Revenue Code of 1986, as amended, or “non-qualified stock options” which are not intended to so qualify. From February 8, 2007 to March 6, 2007 the Company granted 2,260,000 stock options at exercise prices ranging from $0.50 to $1.00.

Juma Technology, Corp.
Notes to Financial Statements
December 31, 2006

NOTE 15 - SUBSEQUENT EVENTS (continued)

Acquisition of AGN Networks, Inc.

On March 6, 2007, the Company completed the acquisition of AGN Networks, Inc. ("AGN") through the merger of AGN into a newly formed wholly-owned subsidiary of the Company pursuant to an Agreement and Plan of Merger, dated March 6, 2007 (the "Agreement"). In accordance with the terms and provisions of the Agreement, in exchange for all for of the capital stock of AGN, the Company paid a total of $200,000 to Mr. Ernie Darias and Mr. Albert Rodriquez (the "AGN shareholders"). This amount was paid by issuing 90 day promissory notes to each of Mr. Darias and Mr. Rodriquez. In addition, the Agreement provides that Juma will forgive $125,000 of the loan previously made to AGN. Also, the Company issued an aggregate of 320,000 shares of common stock to the shareholders of AGN in connection with the Agreement. The Company committed that the 320,000 shares will have a value of at least $640,000 one year from the date of the Agreement or the Company will issue the AGN shareholders a two-year promissory note reflecting the difference between the value of the 320,000 shares and $640,000. The Company also paid off certain obligations of AGN to Avatel Technologies, Inc., an entity owned by certain shareholders of AGN, in the aggregate amount of $675,000 by paying $200,000 in cash and by issuing a promissory note for the balance. The Company has entered into an employment agreement with Mr. Rodriquez. The Employment Agreement with Mr. Rodriquez is for a term of two years and a base salary of $125,000 per annum.

Lease Commitments

On March 15, 2007, AGN signed a lease for 3,200 square feet of office space in Deerfield Beach, Florida. The lease calls for a base rent of $22.00 per square foot and expires on March 31, 2010.

On March 16, 2007, Juma signed a lease for 3,164 square feet of office space and 2,982 square feet of warehouse space in Burlington City, New Jersey. The lease calls for a base rent of $9.00 per square foot of office space and $5.00 for warehouse space plus any construction costs. The lease will have a five year term.

Juma Technology Corp. and Subsidiaries
Condensed Consolidated Balance Sheet

	June 30, 2007	December 31, 2006
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$143,446	$191,470
Accounts receivable	3,474,581	3,990,836
Inventory	816,090	262,974
Note receivable	—	251,041
Prepaid expenses	153,674	60,531
Prepaid purchases	—	369,964
Other current assets	35,029	50,092
Total current assets	4,622,820	5,176,908

Fixed assets, (net of accumulated depreciation of $381,719 and $282,388, respectively)	932,991	899,365

Other assets:
Security deposits	57,221	9,482
Total assets	$5,613,032	$6,085,755

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current liabilities:
Credit line	$350,000	$350,000
Notes payable	1,106,392	155,926
Current portion of long-term debt	93,319	62,909
Accounts payable	4,226,807	2,825,597
Accrued expenses and taxes payable	377,929	282,460
Deferred revenue	197,728	376,304
Deferred tax liability	—	76,696
Total current liabilities	6,352,175	4,129,892

Long-term debt, net of current maturities	177,974	143,134
Convertible promissory notes	1,725,000	—
Deferred tax liability	—	230,087
Total liabilities	8,255,149	4,503,113

Commitments and contingencies

Stockholders’ deficiency
Common stock, $0.0001 par value, 900,000,000 shares authorized, 42,455,000 and 41,535,000 shares issued and outstanding, respectively	4,246	4,154
Additional paid in capital	3,658,177	3,505,961
Subscription receivable	—	(18,427)
Retained deficit	(6,304,540)	(1,909,046)
Total stockholders’ deficiency	(2,642,117)	1,582,642
Total liabilities and stockholders’ deficiency	$5,613,032	$6,085,755

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

Juma Technology Corp. and Subsidiaries
Condensed Consolidated Statement of Operations
For the three and six months ended June 30,

	Three months ended	Three months ended	Six months ended	Six months ended
	June 30,	June 30,	June 30,	June 30,
	2007	2006	2007	2006

Sales	$3,528,959	$2,394,201	$6,240,064	$4,589,155
Cost of goods sold	2,901,506	1,424,336	5,324,050	2,737,554
Gross margin	627,453	969,865	916,014	1,851,601

Operating expenses:
Selling	629,552	333,516	1,309,276	563,289
Research and development	177,091	—	177,091	—
Goodwill impairment	—	—	1,870,259	—
General and administrative	1,276,974	436,668	2,193,062	881,893
Total operating expenses	2,083,617	770,184	5,549,688	1,445,182

(Loss)/income from operations	(1,456,164)	199,681	(4,633,674)	406,419

Interest income/(expense), net	(43,081)	(12,652)	(68,603)	(33,597)

(Loss)/income before income taxes	(1,499,245)	187,029	(4,702,277)	372,822
(Benefit)/Provision for income taxes	—	2,040	(306,783)	3,787

Net (loss)/income	$(1,499,245)	$184,989	$(4,395,494)	$369,035

Basic and diluted net (loss)/income per share	$(0.04)	$0.01	$(0.11)	$0.01
Weighted average common shares outstanding	42,144,560	26,900,000	41,843,167	26,900,000

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

Juma Technology Corp and Subsidiaries
Condensed Consolidated Statements of Cash Flows
For the six months ended June 30,

	2007	2006
Operating Activities
Net (loss)/income	$(4,395,494)	$369,035
Adjustments to reconcile net (loss)/income to net cash (used) provided by operating activities:
Depreciation	95,393	73,120
Deferred taxes	(306,783)	4,770
Cost of stock options	30,722	-
Changes in operating assets and liabilities:
Accounts receivable	516,255	(207,883)
Inventory	(553,116)	-
Other current assets	15,063	9,815
Prepaid expenses	291,821	59,939
Security deposit	(47,739)	(452)
Accounts payable and accrued expenses	1,174,143	(346,899)
Deferred revenue	(178,576)	134,843
Net cash flows (used) provided by operating activities	(3,358,311)	96,288

Investing Activities
Acquisition of fixed assets	(45,477)	(133,805)
Note receivable	251,041	-
Acquisition of AGN, net of cash	1,724,103	-
Net cash flows provided (used) by investing activities	1,929,667	(133,805)

Financing Activities
Proceeds from loan	215,000	702,840
Proceeds from long-term debt	52,660	-
Issuance of common stock	(282,888)	-
Proceeds from convertible promissory note	1,725,000	-
Repayment of loan	(293,576)	(260,000)
Payment of loan to affiliate	-	(107,810)
Subscription receivable	18,427	-
Distributions to members	-	(138,988)
Repayment of long-term debt	(54,003)	(23,096)
Net cash flows provided (used) by financing activities	1,380,620	172,946

Net change in cash	(48,024)	135,429
Cash, beginning of the period	191,470	16,312
Cash, end of the period	$143,446	$151,741

Supplemental Cash Flow Information:
Interest paid	$56,726	$33,597
Income taxes paid	$455	$-

Noncash investing and financing activities
Acquisition of fixed assets through capital lease	$66,593	$-

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

Juma Technology, Corp.
Notes to Condensed Consolidated Financial Statements
June 30, 2007

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Juma Technology Corp. (the “Company”) is a highly specialized convergence systems integrator with a complete suite of services for the implementation and management of an entities data, voice and video requirements. Juma is focused on providing converged communications solutions for voice, data and video network implementations for various vertical markets with an emphasis in driving long term professional services engagements, maintenance, monitoring and management contracts. Juma utilizes several different technologies in order to provide its expertise and solutions to clients across a broad spectrum of business-critical requirements, regardless of the objectives. Juma integrates high-speed network routers and high-capacity data switches from the industry’s leading manufacturers and deploys best-of-breed communications solutions with a full range of managed services for its clients. Juma is a complete solution source, enhancing the abilities of an organization’s technical staff and increasing the reliability and functionality of clients’ Information Technology (“IT”) environments. The Company also operates through a wholly owned subsidiary, AGN Networks, Inc. (“AGN”) which was acquired on March 6, 2007 through the Company’s wholly owned subsidiary Juma Acquisition Corp. (“Juma Acquisition”).

While the Company operates through different subsidiaries, management believes that all such subsidiaries constitute a single operating segment since the subsidiaries have similar economic characteristics.

The interim condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries AGN and Juma Acquisition. All material intercompany balances and transactions have been eliminated in the consolidated financial statements.

The accompanying interim condensed consolidated financial statements have been prepared, without audit, in accordance with the instructions to Form 10-QSB for interim financial reporting pursuant to the rules and regulations of the Securities and Exchange Commission. While these statements reflect all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results of the interim period, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. Therefore, the interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes included in the Company’s annual report filed on Form 10-KSB for the fiscal year ended December 31, 2006.

The results and trends on these interim condensed consolidated financial statements for the three and six months ended June 30, 2007 and 2006 may not be representative of those for the full fiscal year or any future periods

Juma Technology, Corp.
Notes to Condensed Consolidated Financial Statements
June 30, 2007

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company derives revenue primarily from the sale and service of communication systems and applications. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, collectibility is reasonably assured, contractual obligations have been satisfied, and title and risk of loss have been transferred to the customer. Revenues from the sales of products that include installation services are recognized on the percentage of completion basis pursuant to the provisions of Statement of Position No. 81-1, "Accounting for Performance of Construction-type and Certain Production-type Contracts" and Accounting Research Bulletin ("ARB") No. 45, "Long-term Construction-type Contracts".

For each contract, the Company compares the costs incurred in the course of performing such contract during a reporting period to the total estimated costs of full performance of the contract and recognizes a proportionate amount of revenue for such period. Revenue from the sales of products that include installation services is recognized at the time the products are installed, after satisfaction of all the terms and conditions of the underlying customer contract. The Company also derives revenue from maintenance services, including services provided under contracts and on a time and materials basis. Maintenance contracts typically have terms that range from one to five years. Revenue from services performed under maintenance contracts is deferred and recognized ratably over the term of the underlying customer contract or at the end of the contract, when obligations have been satisfied. For services performed on a time and materials basis, revenue is recognized upon performance of the services. The Company also earns commissions on maintenance contracts. Revenues are recognized on the commissions over the term of the related maintenance contract.

Inventory

Inventory, which consists of finished goods, is valued at the lower of cost or market. The first-in, first-out method is used to value the inventory.

Earnings Per Share

Basic earnings per share are calculated by dividing net income (loss) by the weighted average of common shares outstanding during the year. Diluted earnings per share is calculated by using the weighted average of common shares outstanding adjusted to include the potentially dilutive effect of outstanding stock options utilizing the treasury stock method. There were 4,885,500 potentially dilutive shares for the three and six months ended June 30, 2007. The effect of the potentially dilutive shares for the three and six months ended June 30, 2007 have been ignored, as their effect would be antdilutive.

Juma Technology, Corp.
Notes to Condensed Consolidated Financial Statements
June 30, 2007

NOTE 2 - ACCOUNTS RECEIVABLE

Accounts receivable consists of the following:

2007
Billed	$2,314,901
Unbilled (costs in excess of billings)	1,159,680
$3,474,581

Management expects that the unbilled receivables account will be collected; therefore, no allowance for doubtful accounts has been recorded on this balance.

NOTE 3 - NOTE RECEIVABLE

On December 15, 2006, the Company loaned $250,000 to AGN Networks, Inc. a Florida corporation (“AGN”), pursuant to the terms of a Promissory Note (the “Note”). The Note is unsecured and bears interest at the rate of 8% per annum payable to the Company on or about December 15, 2007.On March 6, 2007, the Company entered into and closed on an agreement and plan of merger with AGN and as a result AGN has become a wholly-owned subsidiary of the Company. The Company forgave $125,000 of the note receivable.

NOTE 4 - ACQUISITION OF AGN NETWORKS, INC.

On March 6, 2007, the Company completed the acquisition of AGN Networks, Inc. ("AGN") through the merger of AGN into a newly formed wholly-owned subsidiary of the Company, Juma Acquisition pursuant to an Agreement and Plan of Merger, dated March 6, 2007 (the "Agreement"). In accordance with the terms and provisions of the Agreement, in exchange for all for of the capital stock of AGN, the Company paid a total of $200,000 to Mr. Ernie Darias and Mr. Albert Rodriquez (the "AGN shareholders"). This amount was paid by issuing 90 day promissory notes to each of Mr. Darias and Mr. Rodriquez. In addition, the Agreement provides that Juma will forgive $125,000 of the loan previously made to AGN. Also, the Company issued an aggregate of 320,000 shares of common stock to the shareholders of AGN in connection with the Agreement. The Company committed that the 320,000 shares will have a value of at least $640,000 one year from the date of the Agreement or the Company will issue the AGN shareholders a two-year promissory note reflecting the difference between the value of the 320,000 shares and $640,000. The Company also paid off certain obligations of AGN to Avatel Technologies, Inc., an entity owned by certain shareholders of AGN, in the aggregate amount of $675,000 by paying $200,000 in cash and by issuing a promissory note for the balance. The Company has entered into an employment agreement with Mr. Rodriquez. The Employment Agreement with Mr. Rodriquez is for a term of two years and a base salary of $125,000 per annum.

Associated with the acquisition of AGN the Company recorded goodwill of $1,870,259, which was deemed impaired in March 2007.

Juma Technology, Corp.
Notes to Condensed Consolidated Financial Statements
June 30, 2007

NOTE 4 - ACQUISITION OF AGN NETWORKS, INC. (continued)

As of June 30, 2007, no payments have been made to AGN shareholders under the promissory note and the AGN shareholders have not sought such payments.

The following pro forma income statement data presents the consolidated results of operations of the Company had the acquisition of AGN occurred at the beginning of the earliest period presented:

	Three months ended June 30,	Three months ended June 30,	Six months ended June 30,	Six months ended June 30,
	2007	2006	2007	2006
Net revenue	$3,528,959	$2,394,856	$6,248,450	$4,589,810
Net (loss)/income	(1,499,245)	(245,394)	(4,541,048)	(183,113)
Basic and diluted earnings per share	$(0.04)	$0.01	$(0.11)	$0.01

The above pro forma information does not purport to be indicative of what would have occurred had the acquisition been made as of such date or the results which may occur in the future.

NOTE 5 - CREDIT LINE

During March 2005, the Company obtained a $350,000 credit line that bears interest at 0.5% above the prime interest rate. The credit line requires an annual 30 day clean up provision and can be converted into a three year term note at the bank’s discretion. At June 30, 2007 the entire amount of the credit line was outstanding and the weighted average interest rate was 8.75%. The credit line is guaranteed by certain officers of the Company. The Company is currently not in compliance with the 30 day clean up clause of the credit line. The lender has not sought to exert any of its rights pertaining to the Company’s noncompliance. The Company and the lender are currently negotiating to change several of the terms of the line.

The Company has two letters of credit outstanding with the same lender for a total of $41,394.Both letters of credit expire during 2007.

NOTE 6 - NOTES PAYABLE

During May 2006, the Company issued two promissory notes for $75,000 each. Interest on these notes accrue at 2% and the notes mature on or before August 22, 2006 or upon receipt or gross proceeds of at least $250,000 from the sale of any debt or equity securities. During July 2006, the Company received gross proceeds of over $250,000 in debt and triggered the default interest rate of 8% and the holder of the promissory notes has extended the maturity date to December 31, 2006.The Company is in negotiations with the lender to either extend the maturity of the note or convert the note into common stock.

Juma Technology, Corp.
Notes to Condensed Consolidated Financial Statements
June 30, 2007

NOTE 6 - NOTES PAYABLE (continued)

Due to the acquisition of AGN, the Company has assumed a non interest bearing note of $529,515 with a former affiliate of AGN. There is no definitive term for the repayment of this note and the Company is in negotiations with the affiliate to determine specific terms. The Company also has a note outstanding of $200,000 due to the former shareholders of AGN. See Note 4.

On June 20, 2007, the Company signed a twenty four month lease for software licenses and services with a monthly payment of $6,054.63, which is equal to the cost to amortize $119,253 over a 2 year period at an interest rate of 19.7% per annum.

NOTE 7 - CONVERTIBLE PROMISSORY NOTES

On February 7, 2007, the Company began offering up to $2,000,000 of Convertible Promissory Notes (“Notes”).The Notes are non-interest bearing, mature in 18 months and are convertible, at the holders option, into common stock of the Company at $1.00 per share. Each investor will also receive one-half share of common stock for each dollar of the principal amount of the Notes purchased. As of June 30, 2007, the Company has sold $1,725,000 in Notes.

NOTE 8 - LEASE COMMITMENTS

On March 15, 2007, AGN signed a lease for 3,200 square feet of office space in Deerfield Beach, Florida. The lease calls for a base rent of $22.00 per square foot and expires on March 31, 2010.

On March 16, 2007, Juma signed a lease for 3,164 square feet of office space and 2,982 square feet of warehouse space in Burlington City, New Jersey. The lease calls for a base rent of $9.00 per square foot of office space and $5.00 for warehouse space plus any construction costs. The lease will have a five year term. Among other provisions, the lease contains provisions for additional rent for the Company’s proportionate share of real estate and related assessments.

NOTE 9 - STOCK OPTIONS

On January 28, 2007 the Company adopted the 2006 Stock Option Plan of Juma Technology Corp., (the “Plan”).The Plan provides for up to 6,228,750 shares of incentive and non-qualified options that may be granted to employees, directors and certain key affiliates. Under the Plan, incentive options may be granted at not less than the fair market value on the date of grant and non-statutory options may be granted at or below fair market value. The Company wishes to utilize the Plan to attract, maintain and develop management by encouraging ownership of the Company's Common Stock by key employees, directors, and others. Options under the Plan will be either “incentive options” under Section 422A of the Internal Revenue Code of 1986, as amended, or “non-qualified stock options” which are not intended to so qualify.

Juma Technology, Corp.
Notes to Condensed Consolidated Financial Statements
June 30, 2007

NOTE 9 - STOCK OPTIONS (continued)

Through June 30, 2007, the Company has issued 2,255,000 stock options to officers, employees and consultants at exercise prices ranging from $0.50 to $1.00 per share. These options carry a ten year term and vest ratably over 5 years. The options vested during the first 12 months shall not be available to the optionee until the first anniversary of the stock option grant. Options for officers are issued at a 15% premium over fair market value, carry a five year life and vest ratably over 1 year. Using the Black-Scholes pricing model the Company has determined that the fair value of these options is approximately $182,000.

NOTE 10 - SUBSEQUENT EVENTS

On August 16, 2007, the Company signed a $5,000,000, 6% convertible promissory note with Vision Opportunity Master Fund, Ltd. Interest on the note is due quarterly and matures within six months. The note also carries a Mandatory Conversion Option which calls for conversion of the note into Convertible Preferred Stock once the Company is approved to issue preferred stock. The conversion price for this mandatory conversion is $0.60 per share. The Convertible Preferred stock is convertible into Common Stock of the Company at a 1:1 ratio and carries a 6% dividend. The note also carries an optional conversion, at the right of the holder, into Common Stock at $0.60 per share. The note also calls for the issuance of Series A, Series B, and Series C warrants and a potential future investment at the option of the holder.

PART II:

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

Our certificate of incorporation contains provisions relating to the limitation of liability. The certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives any improper personal benefit.

As permitted by Section 145 of the Delaware General Corporation Law, we may indemnify our directors to the fullest extent permitted by Delaware law.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$4,836.00
Accounting fees and expenses	10,000.00
Legal fees and expenses	32,500.00
Edgar filing fees	2,500.00
Printing Expenses	5,000.00
Total	$54,836.00

All amounts are estimates other than the Commission’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26. Recent Sales of Unregistered Securities

The following is a list of our securities that have been sold or issued by us within the past three years. Each of these securities was sold without registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D of the Securities Act. There were no underwriting discounts or commissions paid in connection with the sale of these securities.

On November 14, 2006, XO consummated an agreement with Juma Technology, LLC, pursuant to which XO acquired 100% of Juma Technology LLC’s member interests in exchange for 33,250,731 shares of our common stock. The names of the persons whom acquired a majority of the then controlling equity interest of the Company were: David Giangano, Frances Vinci, Joseph Fuccillo, Joseph Cassano, Anthony Fernandez, Elizabeth D'Alesandro, Steven Harper, David Solomon, and Mirius Opportunistic Fund. The parties acknowledged that these shares were issued pursuant to Section 4(2) of the Securities Act as a transaction not involving a public offering of securities and Regulation D promulgated thereunder. The consideration received for the Company’s common stock was membership interests in Juma Technology, LLC and rights under a certain royalty participation agreement. These shares of common stock are restricted shares as defined in the Securities Act.

Under a private placement of its securities commenced on February 7, 2007, the Company sold $2,225,000 of its convertible promissory notes (“Notes”) to “accredited investors” as such term is defined under Regulation D promulgated under the Securities Act of 1933. The Notes are non-interest bearing, mature in 18 months and are convertible, at the holders option, into common stock of the Company at $1.00 per share. Each investor will also receive one-half share of common stock for each dollar of the principal amount of the Notes purchased. Each of these securities holders has represented in the applicable subscription agreement that the Notes and common stock were purchased for investment and that he was an accredited investor under Regulation D. These shares of common stock are restricted shares as defined in the Securities Act.

On August 16, 2007, the Company signed a $5,000,000, 6% convertible promissory note with Vision Opportunity Master Fund, Ltd. Interest on the note is due quarterly and matures within six months. The note also carries a mandatory conversion option which calls for conversion of the note into Convertible Preferred Stock once the Company is approved to issue preferred stock. The conversion price for this mandatory conversion is $0.60 per share. The Convertible Preferred stock is convertible into common stock of the Company at a 1:1 ratio and carries a 6% dividend. The note also carries an optional conversion, at the right of the holder, into common stock at $0.60 per share. The note also calls for the issuance of Series A, Series B, and Series C warrants and a potential future investment at the option of the holder. The purchase price for the securities was $5,000,000.

The sale of the note and warrants was made in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended.

Under our retainer agreement with Gersten Savage LLP, we issued 75,000 shares of common stock to that firm. These shares were issued pursuant to Section 4(2) of the Securities as a transaction not involving a public offering of securities, at a price of $.0001 per share, for total proceeds of $7.50. These shares of common stock are restricted shares as defined in the Securities Act. See “EXPERTS AND COUNSEL.”

Item 27. Exhibits

Exhibit Number	Description
2.1
Contribution Agreement dated as of November 14, 2006, by and among the Company and Juma Technology, LLC and the other signatories thereto (filed as an exhibit to the Company’s Form 8-K dated November 20, 2006 and incorporated herein by this reference.)

3.1	Certificate of Incorporation*

3.2	By-Laws (filed as an exhibit to the Company’s Form SB-2 dated July 18, 2005 and incorporated herein by this reference.)

4.1	Specimen Stock Certificate*

4.2	Subscription Agreement dated February __, 2007*

4.3	Subordinated Convertible Note dated __, 2007*

4.4
Note and Warrant Purchase Agreement dated as of August 16, 2007 among the Company and the Purchasers Listed on Exhibit A thereto (filed as an exhibit to the Company’s Form 8-K dated August 22, 2007 and incorporated herein by this reference.)

4.5	6% Convertible Promissory Note (filed as an exhibit to the Company’s Form 8-K dated August 22, 2007 and incorporated herein by this reference.)

4.6
Form of Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock (filed as an exhibit to the Company’s Form 8-K dated August 22, 2007 and incorporated herein by this reference.)

4.7	Series A Warrant (filed as an exhibit to the Company’s Form 8-K dated August 22, 2007 and incorporated herein by this reference.)

4.8	Series B Warrant (filed as an exhibit to the Company’s Form 8-K dated August 22, 2007 and incorporated herein by this reference.)

4.9	Series C Warrant (filed as an exhibit to the Company’s Form 8-K dated August 22, 2007 and incorporated herein by this reference.)

4.10
Registration Rights Agreement dated as of August 16, 2007 among the Company and the Purchasers Listed on Schedule 1 thereto (filed as an exhibit to the Company’s Form 8-K dated August 22, 2007 and incorporated herein by this reference.)

4.11
Form of Lock-Up Agreement dated as of August 16, 2007 among the Company and certain shareholders of the Company listed on Schedule A thereto (filed as an exhibit to the Company’s Form 8-K dated August 22, 2007 and incorporated herein by this reference.)

5.1	Legal opinion of Gersten Savage LLP*

10.1
Employment Agreement, dated as of November 14, 2006, by and between X and O and David Giangano (filed as an exhibit to the Company’s Form 8-K dated November 20, 2006 and incorporated herein by this reference.)

10.2
Employment Agreement, dated as of November 14, 2006, by and between X and O and Frances Vinci (filed as an exhibit to the Company’s Form 8-K dated November 20, 2006 and incorporated herein by this reference.)

10.3
Employment Agreement, dated as of November 14, 2006, by and between X and O and Joseph Fuccillo (filed as an exhibit to the Company’s Form 8-K dated November 20, 2006 and incorporated herein by this reference.)

10.4
Employment Agreement, dated as of November 14, 2006, by and between X and O and Joseph Cassano (filed as an exhibit to the Company’s Form 8-K dated November 20, 2006 and incorporated herein by this reference.)

10.5
Employment Agreement, dated as of November 14, 2006, by and between X and O and Anthony Fernandez (filed as an exhibit to the Company’s Form 8-K dated November 20, 2006 and incorporated herein by this reference.)

10.6
Indenture of Lease dated June 1, 2006 by and between Toledo Realty, LLC and Juma Technology, LLC (filed as an exhibit to the Company’s Form 8-K dated November 20, 2006 and incorporated herein by this reference.)

10.7
Agreement and Plan of Merger dated March 6, 2007, by and among Juma Technology Corp., Juma Acquisition Corp., AGN Networks, Inc., and its shareholders (filed as an exhibit to the Company’s Form 8-K dated March 9, 2007 and incorporated herein by this reference.)

10.8
Employment Agreement dated March 6, 2007, by and between Juma Technology and Albert Rodriquez (filed as an exhibit to the Company’s Form 8-K dated March 9, 2007 and incorporated herein by this reference.)

10.9	2006 Stock Option Plan (filed as an exhibit to the Company’s Information Statement dated January 9, 2007 and incorporated herein by this reference.)

10.10	2007 Stock Option Plan (filed as an exhibit to the Company’s Definitive Proxy Statement dated August 7, 2007 and incorporated herein by this reference.)

14.1	Code of Ethics (filed as an exhibit to the Company’s Form 10-KSB for the 2005 fiscal year and incorporated herein by this reference.)

21.1	Subsidiaries of the Small Business Issuer*

23.1	Consents of Seligson & Giannattasio, LLP*

23.2	Consent of Gersten Savage LLP (Reference is made to Exhibit 5.1*

*	Filed herewith.

Item 28. Undertakings

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

If the small business issuer will request acceleration of the effective date of the registration statement under Rule 461 of the Securities Act include the following:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) For determining any liability under the Securities Act of 1933, it will treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

For the purpose of determining liability under the Securities Act to any purchaser:

If the small business issuer is subject to Rule 430C, include the following:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this amended registration statement to be signed on its behalf by the undersigned, in the Carson City, Nevada.

Juma Technology Corp.

By:	/s/ David Giangano
David Giangano, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David Giangano David Giangano	Chief Executive Officer, Director	October 25, 2007

/s/ Frances Vinci Frances Vinci	EVP, Director	October 25, 2007

/s/ Joseph Fuccillo Joseph Fuccillo	CTO, Director	October 25, 2007

/s/ Joseph Cassano Joseph Cassano	EVP, Director	October 25, 2007

/s/ Anthony Fernandez Anthony Fernandez	CFO, Principal Accounting and Financial	October 25, 2007

*
Pursuant to a power-of-attorney granted to David Giangano on October 22, 2007 to sign on the respective person’s behalf, individually and in each capacity stated above, all amendments and post-effective amendments to this registration statement and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Incorporation

4.1	Specimen Stock Certificate

4.2	Subscription Agreement dated February __, 2007

4.3	Subordinated Convertible Note dated __, 2007

5.1	Legal opinion of Gersten Savage LLP

21.1	Subsidiaries of the Small Business Issuer

23.1	Consent of Seligson & Giannattasio, LLP

23.2	Consent of Gersten Savage LLP (Reference is made to Exhibit 5.1